                                                                    EXHIBIT 99.1





                               HUGHES SUPPLY, INC.

                         CASH OR DEFERRED PROFIT SHARING
                                 PLAN AND TRUST



                  (AMENDED AND RESTATED AS OF FEBRUARY 1, 1997)

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----

ARTICLE I      Name...................................................................................................2

ARTICLE II     Definitions............................................................................................2

ARTICLE III    Participation.........................................................................................25
   3.1         ELIGIBILITY REQUIREMENTS..............................................................................25
   3.2         PARTICIPATION OF REEMPLOYED INDIVIDUALS...............................................................26
   3.3         SERVICE WITH A RELATED ENTITY.........................................................................26
   3.4         DISPUTES OVER PARTICIPATION...........................................................................27

ARTICLE IV     Contributions.........................................................................................27
   4.1         EMPLOYER CONTRIBUTIONS................................................................................27
   4.2         ELECTIVE CONTRIBUTIONS................................................................................28
   4.3         CHANGES TO CONTRIBUTION RATE..........................................................................29
   4.4         EMPLOYER MATCHED CONTRIBUTIONS........................................................................29
   4.5         DISCRETIONARY EMPLOYER CONTRIBUTIONS..................................................................30
   4.6         RESTRICTED EMPLOYER CONTRIBUTIONS.....................................................................30
   4.7         MINIMUM EMPLOYER CONTRIBUTION.........................................................................31
   4.8         DELIVERY OF CONTRIBUTIONS TO TRUSTEE..................................................................32
   4.9         RETURN OF EMPLOYER CONTRIBUTIONS......................................................................32
   4.10        VOLUNTARY CONTRIBUTIONS...............................................................................33
   4.11        RIGHTS FOR MILITARY SERVICE...........................................................................33

ARTICLE V      Maximum Contributions.................................................................................34
   5.1         LIMITATIONS ON ELECTIVE CONTRIBUTIONS.................................................................34
   5.2         PROCEDURE IF ELECTIVE CONTRIBUTION
               LIMITATION EXCEEDED...................................................................................35
   5.3         TREATMENT OF SIMILAR PLANS............................................................................37
   5.4         LIMITATION ON MATCHED CONTRIBUTIONS...................................................................37
   5.5         PROCEDURE IF MATCHED CONTRIBUTION
               LIMITATION EXCEEDED...................................................................................38
   5.6         LIMITATION ON ADP AND MCP TESTS.......................................................................40
   5.7         LIMITATION ON DISCRETIONARY AND RESTRICTED
               EMPLOYER CONTRIBUTIONS................................................................................42
   5.8         RECHARACTERIZING CONTRIBUTIONS........................................................................42
   5.9         RETURN OF EXCESS ELECTIVE CONTRIBUTIONS...............................................................45
   5.10        MAXIMUM ANNUAL ADDITIONS..............................................................................46
   5.11        LIMITATION FOR COMBINATION OF PLANS...................................................................49

ARTICLE VI     Allocation of Employer Contributions,
               Forfeitures and Earnings..............................................................................51
   6.1         INDIVIDUAL ACCOUNTS...................................................................................51
   6.2         VALUATION DATE ADJUSTMENTS AND ALLOCATIONS
               PRIOR TO MAY 1, 1998..................................................................................51
   6.3         VALUATION DATE ADJUSTMENTS AND ALLOCATIONS
               AFTER APRIL 30, 1998..................................................................................56
   6.4         INTERIM ALLOCATION OF NET INCOME OR NET LOSS..........................................................60
   6.5         INVESTMENT OF CONTRIBUTIONS...........................................................................60
   6.6         VALUATION OF TRUST FUND...............................................................................61
   6.7         VESTING OF RIGHTS.....................................................................................61

ARTICLE VII    Vesting...............................................................................................61
   7.1         VESTED ACCOUNT........................................................................................61
   7.2         VESTING TABLE.........................................................................................61
   7.3         EVENTS ACCELERATING VESTING...........................................................................62
   7.4         AMENDMENTS TO VESTING TABLE...........................................................................63
   7.5         FORFEITURE FOR BREACH INVOLVING THE PLAN..............................................................64

ARTICLE VIII   Retirement Benefits...................................................................................65
   8.1         BENEFITS ON NORMAL RETIREMENT.........................................................................65
   8.2         BENEFITS AFTER NORMAL RETIREMENT......................................................................65

ARTICLE IX     Death Benefits........................................................................................66
   9.1         PAYMENT OF DEATH BENEFITS.............................................................................66
   9.2         DESIGNATION OF BENEFICIARY............................................................................67
   9.3         DOCUMENTATION OF PAYMENT..............................................................................68
   9.4         RIGHTS OF SURVIVING SPOUSE............................................................................68

ARTICLE X      Termination of Employment.............................................................................69
   10.1        RIGHTS UPON TERMINATION OF EMPLOYMENT.................................................................69
   10.2        VESTING UPON TERMINATION..............................................................................71
   10.3        PAYMENT TO TERMINATED PARTICIPANTS....................................................................71
   10.4        FORFEITURES...........................................................................................71
   10.5        BENEFITS UPON REEMPLOYMENT............................................................................75
   10.6        TERMINATION DUE TO DISABILITY.........................................................................76

ARTICLE XI     Payment of Benefits...................................................................................76
   11.1        NOTICE TO TRUSTEE.....................................................................................76
   11.2        TRUSTEE'S DUTIES......................................................................................76
   11.3        COMMENCEMENT OF PAYMENT...............................................................................76
   11.4        PAYMENT OPTIONS.......................................................................................80
   11.5        LIMITED LUMP SUM PAYMENTS.............................................................................82
   11.6        LIMITATION ON PERIOD OF DISTRIBUTION..................................................................82


   11.7        SUSPENSION OF BENEFIT PAYMENTS DURING
               REEMPLOYMENT..........................................................................................83
   11.8        CONSENT TO DISTRIBUTION PRIOR TO RETIREMENT AGE.......................................................83
   11.9        FINANCIAL HARDSHIP WITHDRAWALS........................................................................84
   11.10       EARLY WITHDRAWAL BENEFITS.............................................................................86
   11.11       LOANS TO PARTICIPANTS.................................................................................87
   11.12       SPECIAL RULES FOR TEFRA ELECTIONS AND PRIOR
               DISTRIBUTIONS.........................................................................................87
   11.13       ALLOWANCE OF DIRECT ROLLOVERS.........................................................................89
   11.14       SPECIAL RULES REGARDING DIRECT ROLLOVERS..............................................................91
   11.15       DISTRIBUTION TO ALTERNATE PAYEE PURSUANT TO
               A QUALIFIED DOMESTIC RELATIONS ORDER..................................................................91

ARTICLE XII    Top-Heavy Provisions..................................................................................92
   12.1        TOP-HEAVY DETERMINATION...............................................................................92
   12.2        TOP-HEAVY RATIO DEFINED...............................................................................93
   12.3        REQUIRED AGGREGATION GROUP AND PERMISSIVE
               AGGREGATION GROUP DEFINED.............................................................................94
   12.4        ACCOUNT BALANCE DEFINED...............................................................................95
   12.5        ACCRUED BENEFIT DEFINED...............................................................................96
   12.6        ADJUSTMENTS TO ACCOUNT BALANCES AND ACCRUED
               BENEFITS..............................................................................................96
   12.7        EMPLOYEES EXCLUDED FROM COMPUTATIONS..................................................................99
   12.8        ADJUSTMENTS TO SECTION 415 LIMITATIONS................................................................99
   12.9        TOP-HEAVY PLAN REQUIREMENTS..........................................................................101

ARTICLE XIII   Administration of Funds..............................................................................101
   13.1        EXPENSES.............................................................................................101
   13.2        ACCOUNTS.............................................................................................101

ARTICLE XIV    The Trustee and Investments..........................................................................102
   14.1        TRUSTEE'S DUTIES.....................................................................................102
   14.2        TRUSTEE'S POWERS.....................................................................................102
   14.3        DIRECTION OF TRUSTEE.................................................................................105
   14.4        VOTING COMMON STOCK..................................................................................109
   14.5        DELEGATION OF DUTIES.................................................................................109
   14.6        TRUSTEE'S RELIANCE ON OTHERS.........................................................................110
   14.7        COUNSEL TO TRUSTEE...................................................................................110
   14.8        LIABILITY OF TRUSTEE.................................................................................110
   14.9        CHARGES AGAINST THE TRUST............................................................................110
   14.10       REASONABLE COSTS OF THE TRUST........................................................................111
   14.11       COMPENSATION OF TRUSTEE..............................................................................111
   14.12       INSPECTION OF RECORDS................................................................................111
   14.13       RESIGNATION OF TRUSTEE...............................................................................112



   14.14       STATEMENT OF ACCOUNTS................................................................................112
   14.15       TRANSFER OF TRUST FUNDS..............................................................................113
   14.16       INDEMNIFICATION OF TRUSTEE...........................................................................113
   14.17       DISBURSEMENTS........................................................................................113
   14.18       PROHIBITION AGAINST DIVERSION OF FUNDS...............................................................114

ARTICLE XV     Administrative Committee.............................................................................115
   15.1        COMMITTEE............................................................................................115
   15.2        APPOINTMENT AND RESIGNATION OF MEMBER................................................................115
   15.3        POWER OF COMMITTEE...................................................................................116
   15.4        NON-DISCRIMINATION...................................................................................116
   15.5        COMMITTEE ACTION.....................................................................................116
   15.6        AGENTS OF THE COMMITTEE..............................................................................117
   15.7        COMMITTEE RECORDS....................................................................................117
   15.8        REIMBURSEMENT OF EXPENSE.............................................................................117
   15.9        EXPENSES AFTER DISCONTINUANCE........................................................................117
   15.10       INSPECTION OF RECORDS................................................................................117
   15.11       COMMITTEE CERTIFICATION..............................................................................118
   15.12       DIRECTION OF TRUSTEE.................................................................................118
   15.13       CLAIMS...............................................................................................119
   15.14       HEARINGS.............................................................................................119

ARTICLE XVI    Amendment and Termination of Plan....................................................................120
   16.1        ESTABLISHMENT OF PLAN................................................................................120
   16.2        AMENDMENT OR TERMINATION.............................................................................120
   16.3        TERMINATION..........................................................................................121
   16.4        EFFECT OF TERMINATION................................................................................121
   16.5        SUCCESSOR ORGANIZATION...............................................................................122
   16.6        EFFECT ON SUCCESSORS.................................................................................122
   16.7        PAYMENT OF BENEFITS UPON TERMINATION.................................................................122

ARTICLE XVII   Miscellaneous Provisions.............................................................................124
   17.1        VOLUNTARY PLAN.......................................................................................124
   17.2        BENEFITS PAYABLE FROM TRUST..........................................................................124
   17.3        CONTROL OF TEXT......................................................................................124
   17.4        GENDER...............................................................................................124
   17.5        AFFILIATES...........................................................................................125
   17.6        FLORIDA LAW..........................................................................................125
   17.7        NONALIENATION OF BENEFITS AND DOMESTIC
               RELATIONS ORDERS.....................................................................................125
   17.8        TRANSFER OF ACCOUNT..................................................................................130
   17.9        ACCEPTANCE OF TRANSFERS AND ROLLOVER
               CONTRIBUTIONS........................................................................................130
   17.10       INCAPACITY OF PARTICIPANT............................................................................131



   17.11       LOCATION OF PARTICIPANTS.............................................................................132
   17.12       EXCLUSIVE BENEFIT....................................................................................132
   17.13       FIDUCIARY............................................................................................133
   17.14       WAIVER OF NOTICE.....................................................................................133
   17.15       MODIFICATION OF PROVISIONS FOR ACQUIRED
               ENTITIES.............................................................................................134


EXHIBIT "A"    Provisions for Former Employees of J&J, Inc..........................................................135

                               HUGHES SUPPLY, INC.
                  CASH OR DEFERRED PROFIT SHARING PLAN AND TRUST
                  (AMENDED AND RESTATED AS OF FEBRUARY 1, 1997)

         THIS AGREEMENT, made and entered into this ____ day of ____________ 1998, by and between Hughes Supply, Inc., a corporation organized and existing under the laws of the State of Florida, with its principal office and place of business in Orlando, Florida (hereinafter referred to as the "Employer"), and SunTrust Bank, Central Florida, National Association, as Trustee of the Trust hereby created (hereinafter referred to as the "Trustee").

                              W I T N E S S E T H:

        WHEREAS, the Employer entered into a profit sharing plan and trust effective as of February 1, 1969, known as the Hughes Supply Profit Sharing Plan and Trust, as amended by four amendments; and

        WHEREAS, the Employer amended and restated said plan and trust in its entirety in order to add a cash or deferred arrangement which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986;

        WHEREAS, the Employer desires to update the Plan for recent changes in federal law and to convert allocations to daily valuation as of May 1, 1998;

        NOW, THEREFORE, effective as of February 1, 1997, the Employer and the Trustee hereby amend and restate the plan and trust to read as follows:

                                    ARTICLE I

                                      NAME

         1.1 This cash or deferred profit sharing plan and trust shall be known as the Hughes Supply, Inc. Cash or Deferred Profit Sharing Plan and Trust (Amended and Restated as of February 1, 1997).

                                   ARTICLE II

                                   DEFINITIONS

         2.1 "ACCOUNT BALANCE" shall be defined in accordance with paragraph 12.4.

         2.2 "ACCRUED BENEFIT" shall be defined in accordance with paragraph 12.5.

         2.3 "ACTIVE PARTICIPANT" shall mean a Participant who is an Employee on the Valuation Date and any other Participant defined as an "Active Participant" in accordance with paragraph 3.3.

         2.4 "ACTUAL DEFERRAL PERCENTAGE" With respect to a Plan Year shall mean, effective for the Plan Year which begins February 1, 1997, and subsequent Plan Years, the average of the ratios, calculated for all Highly Compensated Employees who are eligible to participate as a group and for all Certain Other

Participants as a separate group, of (a) the sum of the (i) Elective Contributions made on behalf of each Participant in the group for the Plan Year and (ii) Restricted Employer Contributions allocated to the Participant's Restricted Employer Contribution account and deemed to be treated as Elective Contributions pursuant to paragraph 5.8, to (b) the Participant's ADP Compensation for such Plan Year. The ratio for Highly Compensated Employees shall be determined with respect to the current Plan Year, but the ratio for Certain Other Participants shall be determined with respect to the immediately preceding Plan Year unless the Corporation files an election to use the ratios for the current Plan Year for both groups, except that for the Plan Year beginning February 1, 1997, the ratio for Certain Other Participants may be, at the option of the Committee, the current or immediately preceding Plan Year without filing an election. The ratios for each Participant within a group shall be calculated separately prior to averaging all ratios for all Participants within a group. For purposes of this paragraph, the ratio for any Highly Compensated Employee Participant who is eligible to make Elective Contributions for the Plan Year under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer or a Related Entity shall be determined as if all such contributions are made under a single arrangement and, if such plans have different plan years, the plan years ending within the same calendar year shall be treated as a single plan. If multiple plans are aggregated for purposes of Section 410(b) of the Code, the provisions of paragraph 5.3 shall apply. The Plan will take into account the actual Elective Contribution ratios of all eligible Employees for purposes of the Actual Deferral Percentage test under paragraph 5.1 and Section 401(k) of the Code. For this purpose, an eligible Employee is any Employee who is directly or indirectly eligible to make an Elective Contribution under the Plan for all or a portion of a Plan Year and includes the following:

                  (a) an Employee who would be a Plan Participant but for the failure to make required contributions;

                  (b) an Employee whose eligibility to make Elective Contributions has been suspended because of an election (other than certain one-time elections) not to participate, or due to a hardship distribution; and

                  (c) an Employee who cannot make Elective Contributions because of annual addition limitations under paragraph 5.12 and Section 415 of the Code.

In the case of an eligible Employee who makes no Elective Contributions, the Elective Contribution ratio that is to be included in determining the Elective Contribution Percentage is zero. If the Plan calculates the Actual Deferral Percentage for the Plan Year beginning February 1, 1997, using the ratio for Certain Other Participants from the prior Plan Year, for purposes of determining the group of Certain Other Participants, the Plan shall use the Plan definition of Highly Compensated Active Participants in force immediately prior to February 1, 1997.

         2.5 "ACTUAL RETIREMENT DATE" shall mean the last day on which a Participant is employed by the Employer after reaching his or her Normal Retirement Date.

         2.6 "ADP COMPENSATION" Effective for the Plan Year which begins February 1, 1994, ADP Compensation shall mean the remuneration of a Participant paid by the Employer during any Plan Year in the form of cash compensation, but shall not include any non-cash compensation charged to the Participant. ADP Compensation shall also include Elective Contributions made pursuant to a Compensation Deferral Agreement, and any other contributions made on behalf of the Participant for the Plan Year which are not currently includible in gross income by reason of the application of Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code, but shall not include any other Employer contributions or benefits arising in connection with this Plan or in connection with any other employee benefit or welfare benefit plan of the Employer. The Committee may elect to exclude from ADP Compensation for any Plan Year all compensation earned during a period when the Employee was not a Participant in the Plan provided this limit is applied uniformly to all Participants for such Plan Year. However, ADP Compensation taken into account for purposes of this Plan shall be limited to $l50,000 or such other amount as may be provided by the Treasury Department under Section 401(a)(17) of the Code. For purposes of this paragraph, the $150,000 compensation limitation in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (the "determination period"). If a determination period consists of fewer than 12 months, the compensation limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         2.7 "AFFILIATE" shall mean any corporation which is a subsidiary of or affiliated with Hughes Supply, Inc., and which is designated by the Board of Directors of Hughes Supply, Inc. as an Affiliate under the Plan. The designation shall become effective only when it shall have been accepted in writing by the Affiliate. The Board of Directors of Hughes Supply, Inc. or the Affiliate may revoke the designation at any time, but until such designation has been revoked in writing, all the provisions of the Plan and amendments thereto shall apply to the employees of the Affiliate. In the event the designation of an Affiliate as such is revoked, the Plan will be deemed terminated only as to such Affiliate.

         2.8 "AGGREGATE COMPENSATION" shall mean the remuneration of a Participant paid by the Employer during any Plan Year as determined pursuant to the statute and regulations for determining wages subject to federal income taxes for purposes of computing Form W-2 plus Elective Contributions made pursuant to a Compensation Deferral Agreement, and any other contributions made on behalf of the Participant for the Plan Year which are not currently includable in gross income by reason of the application of Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code,
but shall not include any other contributions or benefits arising in connection with this Plan or in connection with any other employee benefit or welfare benefit plan of the Employer to the extent such contributions or benefits are not currently includable in gross income. However, Aggregate Compensation taken into account for purposes of this Plan shall be limited to $150,000 or such other amount as may be provided by the Treasury Department under Section 401(a)(17) of the Code. For purposes of this paragraph, the $150,000 compensation limitation in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (the "determination period"). If a determination period consists of fewer than 12 months, the compensation limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         2.9 "ALL TAXABLE COMPENSATION" shall mean the remuneration of a Participant paid by the Employer or a Related Entity during any Plan Year as determined pursuant to the statute and regulations for determining wages subject to federal income taxes for purposes of completing Form W-2 and shall include regular salaries, but shall not include any amounts which are excluded from compensation pursuant to Treasury Regulation Section 1.4152(d)(2), such as any contributions or benefits arising in connection with this Plan. However, All Taxable Compensation taken into account for purposes of this Plan shall be limited to

$150,000 or such other amount as may be provided by the Treasury Department under Section 401(a)(17) of the Code. For purposes of this paragraph, the $150,000 compensation limitation in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (the "determination period"). If a determination period consists of fewer than 12 months, the compensation limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.


         2.10 "ALLOCATION COMPENSATION" shall mean the remuneration of a Participant paid by the Employer during any Plan Year in the form of cash compensation, but shall not include any non-cash compensation charged to the Participant. "Allocation Compensation" shall also include Elective Contributions made pursuant to a Compensation Deferral Agreement, and any other contributions made on behalf of the Participant for the Plan Year which are not currently includable in gross income by reason of the application of Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code, but shall not include any other Employer contributions or benefits arising in connection with this Plan or in connection with any other employee benefit or welfare benefit plan of the Employer. However, Allocation Compensation taken into account for purposes of this Plan shall be limited to $150,000 or such other amount as may be provided by the Treasury Department under Section 401(a)(17) of the Code. For purposes of this paragraph, the $150,000 compensation limitation in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (the "determination period"). If a determination period consists of fewer than 12 months, the compensation limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         2.11 "ANNIVERSARY DATE" shall mean the Effective Date and each anniversary of the Effective Date.

         2.12 "BENEFICIARY" shall mean a person, estate, trust or organization entitled to receive any payment under this Plan on the death of a Participant. Any designation of a Beneficiary is subject to the rights of a surviving Spouse under paragraph 9.4 and the rights of an Alternate Payee under paragraph 17.7.

         2.13 "CERTAIN OTHER PARTICIPANTS" shall mean any Participant who is eligible to make Elective Contributions during any portion of the Plan Year and who, with respect to the Plan Year, is not a Highly Compensated Employee.

         2.14 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be amended from time to time, and references thereto shall also include the valid rules and regulations thereunder.

         2.15 "COMMITTEE" shall mean the Administrative Committee designated by the Board of Directors of Hughes Supply, Inc. in accordance with Article XIV.

         2.16 "COMPENSATION DEFERRAL AGREEMENT" shall mean an agreement pursuant to which the Employee agrees to defer receipt, pursuant to paragraph
4.02 hereof, of a stipulated percentage of his Compensation and his Employer agrees to contribute to the Plan the amount so deferred as an Elective Contribution.

         2.17 "DISABILITY" shall mean a physical or mental condition found by the Committee, on the basis of medical evidence satisfactory to the Committee, under which a Participant is permanently unable to perform substantially all of the duties of the job with the Employer to which he or she is regularly assigned and thereafter will be wholly and permanently unable to engage in any occupation or gainful employment for which he or she is reasonably suited by background, education, training and experience; provided, however, that no Participant shall be deemed to be disabled for purposes of this paragraph if the disability resulted from chronic or excessive use of alcohol, addiction to narcotics, engagement in a criminal act, or an injury sustained either as a result of an act of war or while serving as a member of the armed forces of any country or while on duty with the National Guard.

         2.18 "EFFECTIVE DATE" shall mean February 1, 1997, the date on which the provisions of this amended and restated plan and trust became effective.

         2.19 "ELECTIVE CONTRIBUTIONS" shall mean contributions made pursuant to paragraph 4.2.

         2.20 "EMPLOYEE" shall mean any person employed by the Employer as a common-law employee, but such term shall not include

                  (a)      leased employees, as defined below,

                  (b) nonresident aliens who do not receive any earned income, as defined in Code Section 911(d)(2), from the Employer which constitutes United States source income, as defined in Code Section 861(a)(3), or

                  (c) any employee of the Employer included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement unless the agreement requires the employee to be included in the Plan. A leased employee, as defined herein, shall receive credit for vesting and eligibility service for any period of time he is employed by a leasing organization and is performing services for the Employer or a Related Entity unless

         (i) the leased employee is participating in a qualified pension plan, as defined herein, and

         (ii) leased employees do not constitute more than twenty percent (20%) of the Employer's nonhighly compensated work force (as defined by Section 414(n) of the Code). For purposes of this paragraph, a "leased employee", is any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other firm or individual ("leasing organization") has performed services for the Employer or for the Employer and related persons on a substantially full-time basis for a period of at least one (1) year and such services are of a type historically performed by employees in the business field of the Employer. A "qualified pension plan" is a money purchase pension plan sponsored by the leasing organization which provides (i) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation (as defined by Section 414(n)(5)(C)(iii) of the Code), (ii) immediate participation for each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization), and

         (iii)    full and immediate vesting; provided, however, that clause
                  (ii) shall not apply to any individual whose compensation from the leasing organization in each plan year during the four (4) year period ending with the plan year is less than $1,000.

         2.21 "EMPLOYER" shall mean Hughes Supply, Inc. and any Affiliate while the latter's designation as an Affiliate is in effect, and shall include any successor business organization or any other business organization which, with the consent of the Board of Directors of Hughes Supply, Inc., shall assume the obligations hereunder with respect to its employees. Such assumption shall be in writing and shall be signed by Hughes Supply, Inc., the Trustee, and the organization assuming the obligations hereunder.

         2.22 "ENTRY DATE" shall mean February 1 and August 1 of the Plan Year. In addition a special Entry Date shall occur on May 1, 1998.

         2.23 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and as it may be amended from time to time, and references thereto shall also include the valid rules and regulations issued thereunder.

         2.24 "EMPLOYER SECURITIES" shall mean any qualifying employer security as that term is defined in Section 407(d)(5) of ERISA and the regulations thereunder as they currently exist and as they may be amended in the future.

         2.25 "HARDSHIP" shall mean a condition, the presence of which shall be determined under paragraph 11.9 on the basis of information supplied to the Committee by the Participant.

         2.26 "HIGHLY COMPENSATED EMPLOYEE" shall mean any Participant who is an Employee during the Plan Year and who:

                  (a) was a five percent (5%) owner, as defined in Section 416(i)(1)(B) of the Code, at any time during the Plan Year or the preceding Plan Year, or

                  (b) received Available Compensation from the Employer in excess of $80,000, as adjusted pursuant to Section 414(q)(1) of the Code and, if the Employer elects, was in the top-paid group of employees, as defined below, for the preceding Plan Year.

         For purposes of this paragraph the term "top-paid group of employees" means a group of employees consisting of the top twenty percent (20%) of all employees when ranked on the basis of Available Compensation paid during such Plan Year. For purposes of determining the "top-paid group of employees" any employee who (i) has not attained age twenty-one (21), (ii) is part of a unit of employees covered by a collective bargaining agreement (except to the extent provided in Treasury Regulations) and (iii) nonresident aliens with no U.S. source income shall be disregarded. Subsections 414(b), (c), (m), (n) and (o) of the Code shall be applied before the application of this paragraph to define Highly Compensated Employee. Available Compensation as used in this paragraph shall be computed without regard to the $150,000 limitation which would otherwise apply pursuant to paragraph 2.6.

         2.27 "KEY EMPLOYEE" shall mean any Employee, former Employee or Beneficiary who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is:

                  (a) an officer of the Employer having Aggregate Compensation from the Employer in excess of 1.5 times the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year; provided that not more than fifty (50) Employees or, if lesser, the greater of (i) three (3) or (ii) ten percent (10%) of the Employees, shall be considered officers;

                  (b) one of the ten (10) Employees who has Aggregate Compensation from the Employer of more than the amount in effect under Section 415(c)(1)(A) of the Code, owning (or considered to own within the meaning of Code Section 318) the largest interests in the Employer (the Employee having the greater compensation from the Employer shall be considered to own the larger interest in the Employer if two (2) or more Employees shall have the same ownership interest in the Employer);

                  (c)      a five percent (5%) owner of the Employer; or

                  (d) a one percent (1%) owner of the Employer who has Aggregate Compensation from the Employer of more than $150,000.


         For purposes of this paragraph, the aggregation rules of Section 414(b), (c) and (m) of the Code, requiring that related employers be treated as a single employer, shall apply for all purposes except for purposes of determining ownership in the Employer. All provisions of this paragraph shall be interpreted in accordance with the provisions of Section 416 of the Code.

         2.28 "LEAVE OF ABSENCE" shall mean a period of absence granted in a uniform and nondiscriminatory manner by the Employer, upon application in writing, for reasons relating to:

                  (a) accident, sickness or disability for which no benefits are being paid under this Plan;

                  (b)      job-connected education or training;

                  (c) governmental service, including jury duty, whether elective or by appointment; or

                  (d)      layoff, whether temporary or indefinite.

        No Leave of Absence, except as required by law, may be granted for more than one year, by the end of which time the Employee must be re-employed by the Employer. If the Employee is not re-employed by the expiration of his or her Leave of Absence, his or her employment shall cease with the date such Leave of Absence began.

         2.29 "LIMITATION YEAR" shall mean the Plan Year used for purposes of applying the annual addition limitations of Section 415 of the Code set forth in Section V.

         2.30 "MATCHED CONTRIBUTIONS" shall mean Employer contributions required pursuant to paragraph 4.4.

         2.31 "MATCHED CONTRIBUTION PERCENTAGE" with respect to a Plan Year shall mean, effective for the Plan Year beginning February 1, 1997, and subsequent Plan Years, the average of the ratios, calculated for all Highly Compensated Employees who are eligible to participate as a group and for all Certain Other Participants as a separate group, of the amount of the Matched Contributions made on behalf of each Participant in the group for the Plan Year and those amounts treated as Matched Contributions pursuant to paragraph 5.8, to the Participant's ADP Compensation for the Plan Year. The ratio for Highly Compensated Active Participants shall be determined with respect to the Current Plan Year, but the ratio for Certain Other Participants shall be determined with respect to the immediately preceding Plan Year, unless the Employer files an election to use the ratios for the current Plan year. The ratio for each Participant within a group shall be calculated separately prior to averaging all ratios for all Participants within a group. For purposes of this paragraph, the ratio for any Highly Compensated Employee who is eligible to receive Matched Contributions for the Plan Year or to make nondeductible employee contributions for the Plan Year under two or more plans described in Section 401(a) of the Code that are maintained by the Employer or a Related Entity shall be determined as if all such contributions were made under a single plan. If multiple plans are aggregated for purposes of Section 410(b) of the Code, the provisions of paragraph 5.3 shall apply. The Plan will take into account the actual Matching Contribution ratios of all eligible Employees for purposes of the Matching Contribution Percentage test under paragraph 5.4 and Section 401(m) of the Code. For this purpose, an eligible Employee is any Employee who is directly or indirectly eligible to receive an allocation of Matching Contributions or to make Elective Contributions and includes the following:

                  (a) an Employee who would be a Plan Participant but for the failure to make required contributions;

                  (b) an Employee whose right to make Elective Contributions or receive Matching Contributions has been suspended because of an election (other than certain one-time elections) not to participate, or due to a hardship distribution; and

                  (c) an Employee who cannot make an Elective Contribution or receive a Matching Contribution due to annual additions limitations under paragraph 5.12 and Section 415 of the Code.

In the case of an eligible Employee who makes no Elective Contributions and who receives no Matching Contributions, the Matching Contribution ratio that is to be included in determining the Matching Contribution to be included in determining the Matching Contribution Percentage is zero. If the Plan calculates the Matching Contribution Percentage for the Plan Year beginning February 1, 1997, using the ratio for Certain Other Participants from the prior Plan Year, for purposes of determining the group of Certain Other Participants, the Plan shall use the Plan definition of Highly Compensated Active Participants in force immediately prior to February 1, 1997.

         2.32     "NON-KEY EMPLOYEE" shall mean an Employee who is not a Key
Employee.

         2.33 "NORMAL RETIREMENT DATE" shall mean the Anniversary Date nearest a Participant's sixty-fifth (65th) birthday.

         2.34 "ONE YEAR BREAK IN SERVICE" shall mean a twelve (12) consecutive month Period of Severance.

         2.35 "PARTICIPANT" shall mean an Employee who has satisfied the eligibility requirements of Article III or a former Employee who continues to have an account with the Plan.

         2.36 "PERIOD OF SEPARATION" shall mean a period of time commencing with the date an Employee separates from Service and ending with the date such Employee resumes employment with the Employer.

         2.37 "PERIOD OF SEVERANCE" shall mean a period of time commencing with the earlier of:

                  (a) The date an Employee separates from Service by reason of quitting, retirement, death or discharge, or

                  (b) The date twelve (12) months after the date an Employee separates from Service for any other reason, provided that in the case of an absence from Service which begins on or after February 1, 1985, the Period of Severance of an Employee who is absent from Service beyond the first anniversary of the first date of absence for reasons of maternity or paternity leave shall not commence until the second anniversary of the first date of such absence. "Maternity or paternity leave" shall mean any separation from Service
(i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period immediately following such birth or placement, but only if the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence from Service is for one of the permitted reasons and the number of days for which there was such an absence. The period between the first and second anniversaries of the first date of absence from work for such a reason is neither Service for purposes of eligibility or vesting nor a Period of Severance; and ending, in the case of an Employee who separates from Service by reason other than death, with the date such Employee resumes employment with the Employer.

         2.38 "PLAN" shall mean the Hughes, Inc. Supply Cash or Deferred Profit Sharing Plan and Trust (Amended and Restated as of February 1, 1998) as embodied in this Agreement and as it may subsequently be amended.

         2.39 "PLAN YEAR" shall mean each fiscal year beginning on February 1 and ending on January 31.

         2.40 "REEMPLOYED INDIVIDUAL" shall mean a person who, after having separated from Service, resumes employment:

                  (a) with any non-forfeitable interest in his or her Employer Contribution Account, or

                  (b) with no such non-forfeitable interest in his or her Employer Contribution Account, and who resumes employment either before a One Year Break in Service or after a One Year Break in Service but before his or her latest Period of Severance equals or exceeds the greater of (i) five (5) years of Service or (ii) his or her length of Service; provided, however, that in the case of an individual who became reemployed before February 1, 1985, the foregoing rule shall be applied after substituting "zero (0)" for "five (5)," and provided further that in the case of an individual who became reemployed on or after February 1, 1985, such an individual shall receive no credit for Service for which no credit would have been given had he or she become reemployed on January 31, 1985. In computing the length of Service before a One Year Break in Service, any Service not required to be taken into account under this paragraph by reason of any prior separation from Service shall be disregarded.

         2.41 "RELATED ENTITY" shall mean any corporation, trade or business which is considered to be a member of a controlled group of corporations or an affiliated service group which includes the Employer or which is considered to be under common control with the Employer, as those terms are defined in Section 414(b), (c) and (m) of the Code as modified by Section 415(h) of the Code.

         2.42 "RESTRICTED EMPLOYER CONTRIBUTIONS" shall mean Employer contributions made pursuant to paragraph 4.6.

         2.43 "ROLLOVER ACCOUNT" shall mean the account described at paragraph 17.9.

         2.44 "SERVICE" shall mean service without any break in employment for the period prior to February 1, 1976, and, for the period after January 31, 1976, Service shall mean the time period commencing on the later of February 1, 1976 or an Employee's employment commencement date and ending on the date a Period of Severance begins. Service for these purposes includes a Period of Separation of less than twelve (12) consecutive months. In the case of an Employee who separates from Service and later resumes employment with the Employer, the period of Service prior to his or her resumption of employment with the Employer shall be aggregated only if such Employee is a Reemployed Individual. In calculating an individual's Service, the following rules shall also apply:

                  (a) Except as hereinafter provided, an Employee shall not receive any credit for Service for any period or periods of time in which said Employee is not in the employ of an Employer unless the Employee is entitled to credit for Service under Regulation Section 1.410(a)-7 issued by the Secretary of the Treasury pursuant to ERISA or subparagraph (e) below.

                  (b) Transfers between Employers or Related Entities shall not be deemed to be a break in Service. Service with a Related Entity shall constitute Service with the Employer.

                  (c) In the event a Participant is reemployed after incurring a Disability as defined in this Plan, he or she shall receive credit for Service during the period in which he or she was disabled.

                  (d) In the event an Employee is on an authorized Leave of Absence, he or she will be given credit for Service during such authorized absence.

                  (e) In the event an Employee is in "qualified military service" as such term is defined in Section 414(u)(4) of the Code, his or her Service shall not be deemed to be terminated except as provided herein. A Participant who is discharged, released or who resigns from such military service at a time and under conditions which entitle him or her, under applicable Federal or State laws including, without limitation, the Uniformed Services Employment and Reemployment Rights Act of 1994, to reemployment with the Employer, but does not within ninety (90) days after discharge, release, or resignation from such service, return to the employment of the Employer, shall be deemed to have terminated employment on the date of his or her entrance into such military service; and all of his or her rights hereunder shall cease as of that date, and any benefit to which he or she may have been entitled shall be forfeited except such vested rights, if any, to which he or she may be entitled, under the provisions of Article VI.

         2.45 "SPECIAL RESTRICTED EMPLOYER CONTRIBUTIONS" shall mean Employer contributions made pursuant to paragraph 4.6, but allocated solely to Certain Other Participants.

         2.46 "SPOUSE" shall mean the Participant's spouse provided the Participant and the spouse are married on the earlier of the following:

                  (a) the date as of which the Participant's benefits commence; or

                  (b) the date of the Participant's death. Spouse shall also include a former spouse to the extent required under a Qualified Domestic Relations order as defined at paragraph 17.7.

         2.47 "TERMINATION DATE" shall mean the last day on which a Participant is employed by the Employer.

         2.48 "TOTAL ACCOUNT" shall mean the account of the Participant which represents the entire interest of the Participant and which consists of the Elective Contribution account, Matched Contribution account, discretionary employer contribution account, Restricted Employer Contribution Account and Rollover Account.

         2.49 "TOP-HEAVY DETERMINATION DATE" shall mean the last day of the preceding Plan Year, which is the date with respect to each Plan Year for testing of a plan's top-heavy status. For newly adopted plans, the Top-Heavy Determination Date shall be the last day of the first Plan Year.

         2.50     "TOP-HEAVY PLAN" shall mean a plan as defined at paragraph
12.1.

         2.51 "TRANSFERRED PARTICIPANT" shall mean an employee of a Related Entity which is not an Employer under this Plan, who was participating in this Plan immediately prior to his or her transfer to such Related Entity.

         2.52 "TRUST" shall mean the trust created by this Agreement and entered into between the Employer and the Trustee.

         2.53 "TRUST FUND" shall mean all assets held by the Trustee under the terms of this Agreement.

         2.54 "TRUSTEE" shall mean Sun Bank, National Association, or any successor trustee appointed and qualified pursuant to paragraph 14.14.

         2.55 "VALUATION DATE" shall mean the last day of April, the last day of July, the last day of October and the last day of January of each Plan Year. Notwithstanding the prior provisions of this paragraph, on and after May 1, 1998, Valuation Date shall mean any business day the United States financial markets, the Trustee and the Federal Reserve are open for business.

         2.56     "VESTED ACCOUNT" shall have the meaning given in paragraph
7.1.

                                   ARTICLE III

                                  PARTICIPATION

         3.1 ELIGIBILITY REQUIREMENTS. An Employee included under the provisions of the Plan in effect immediately prior to the Effective Date shall continue to participate in accordance with the provisions of this amended and restated Plan, provided the Employee is in the employ of the Employer on that date. Any other Employee shall become a Participant as of the Entry Date coinciding with or next succeeding the date the Employee attains age twenty-one
(21) and completes at least one year of Service with the Employer, provided that the Employee is still in the employ of the Employer on that date.

         3.2 PARTICIPATION OF REEMPLOYED INDIVIDUALS. A Reemployed Individual shall become a Participant on the later of the date of reemployment by the Employer or the date described above in paragraph 3.1. An individual's period of Service after he incurs five (5) consecutive One-Year Breaks in Service shall not be taken into account in determining the vested percentage of his discretionary employer contribution account which accrued prior to such Breaks in Service.

         3.3 SERVICE WITH A RELATED ENTITY. If a Participant is transferred on or after August 1 of any Plan Year to a Related Entity which is not an Employer under this Plan, he or she shall be deemed an Active Participant hereunder for such Plan Year. if an employee of a Related Entity which is not an Employer under this Plan commences employment with an Employer after July 31 of any Plan Year, he or she shall not become eligible to participate hereunder until the first day of the subsequent Plan Year. If a Participant is transferred prior to August 1 of any Plan Year to a Related Entity which is not an Employer under this Plan, he or she shall not be deemed an Active Participant hereunder after the transfer. Notwithstanding the above, if a Participant is transferred during a Plan Year to a Related Entity which is not an Employer under this Plan, but the Participant is transferred again during the same Plan Year and is employed by the Employer on the last day of such Plan Year, he or she shall be deemed to be an Active Participant under this Plan for the entire Plan

Year. If an employee of a Related Entity which is not an Employer under this Plan is transferred to an Employer during the Plan Year, but the employee is transferred again during the same Plan Year and is employed on the last day of such Plan Year by a Related Entity which is not an Employer under this Plan, such employee shall not be entitled to participate hereunder for any periods during which he is not employed by an Employer.

         3.4 DISPUTES OVER PARTICIPATION. Questions concerning the eligibility of an Employee to become a Participant shall be decided by the Committee, which shall give the Employee an opportunity to be heard if the Employee so requests. The decision of the Committee shall be final.

                                   ARTICLE IV

                                  CONTRIBUTIONS

         4.1 EMPLOYER CONTRIBUTIONS. The Board of Directors of the Employer shall determine the contribution (which may be either a fixed dollar amount, a percentage of profits, or any other formula for determining the contribution) to be contributed by the Employer to the Trust for each year subject, however, to any Matched Contribution required pursuant to paragraph 4.4 and any minimum employer contribution required pursuant to paragraph 4.7 and provided that the aggregate amount of Elective Contributions, Matched Contributions, discretionary employer contributions, Restricted Employer Contributions and minimum employer contributions to be contributed and deducted for any particular fiscal year of the Employer shall not exceed fifteen percent (15%) of All Taxable Compensation for that year of all Active Participants and further provided that once the contribution has been allocated to the Participants' accounts pursuant to Article V, the amounts allocated to each account are not in excess of the amounts which, when added to allocated forfeitures, are allowable as annual additions to the Participant's account under paragraph 5.12 below. Any contribution made to the Trust for any Plan Year is conditioned on the deductibility of the contribution for federal income tax purposes under Section 404 of the Code.

         4.2 ELECTIVE CONTRIBUTIONS. A Participant may, pursuant to a Compensation Deferral Agreement, direct the Employer to contribute Elective Contributions from the Participant's Allocation Compensation to the Participant's Elective Contribution account in an amount of not less than two percent (2%) nor more than fifteen percent (15%) of the amount of Allocation Compensation paid during the pay period provided that the aggregate Elective Contribution for any Participant for any calendar year may not exceed Seven Thousand Dollars ($7,000), as adjusted by the Treasury Department pursuant to
Section 402(g) of the Code for cost of living changes. The Committee may also allow contributions at a rate higher than fifteen percent (15%) during any deferral period if it is necessary to allow the Participant to reach a higher percentage contribution for the entire Plan Year provided the aggregate Elective Contribution for the Plan Year does not exceed fifteen percent (15%) of Allocation

Compensation and further provided that such exceptions are done in a nondiscriminatory manner for all Participants. Elective Contributions shall be made on a payroll deduction basis each pay period.

         4.3 CHANGES TO CONTRIBUTION RATE. An Active Participant may direct the Employer to discontinue making Elective Contributions at any time by giving written notice to the Committee of such suspension on a form provided by the Committee at least fourteen (14) days prior to the effective date of the suspension. An Active Participant may change the rate of or resume Elective Contributions as of any Entry Date by giving notice to the Committee on a form provided by the Committee at least fourteen (14) days prior to such Entry Date.

         4.4 EMPLOYER MATCHED CONTRIBUTIONS. Prior to May 1, 1998, as of each Valuation Date the Employer shall make a Matched Contribution to each Participant's Matched Contribution account for each of its Participants who made Elective Contributions during the three (3) calendar month period ending on such Valuation Date, provided they are an Employee on such Valuation Date or terminate employment due to death, Disability, or Retirement during such valuation period. The Matched Contribution shall be equal to fifty percent (50%) of the eligible Elective Contributions of each eligible Participant, as set forth in this paragraph, but such Matched Contributions shall not exceed one and one-half percent (1.5%) of the Participant's

Allocation Compensation in the three (3) calendar month period ending on the Valuation Date. After April 30, 1998, following each payroll period the Employer shall make a Matched Contribution to each Participant's Matched Contribution account for each of its Participants who made Elective Contributions for the payroll period. The Matched Contribution shall be equal to fifty percent (50%) of the eligible Elective Contributions made during the payroll period by each eligible Participant, but such Matched Contribution shall not exceed one and one-half percent (1.5%) of the Participant's Allocation Compensation for the payroll period. In addition, each Participant's Matched Contributions for any Plan Year may not exceed one-half of the dollar limitation set forth in Section 402(g) of the Code which is Seven Thousand Dollars ($7,000), as adjusted by the Treasury Department pursuant to Section 402(g) of the Code for cost of living changes. The Matched Contributions shall be held in the Participant's Matched Contribution account.

         4.5 DISCRETIONARY EMPLOYER CONTRIBUTIONS. Each Plan Year the Employer may contribute a discretionary employer contribution in addition to any other contribution set forth herein. Such contribution may be made in cash or in Employer Securities or in a combination of both. Such contribution shall be subject to the vesting schedule set forth in Article VII.

         4.6 RESTRICTED EMPLOYER CONTRIBUTIONS. Each Plan Year the Employer may contribute a Special Restricted Employer Contribution and a Restricted Employer Contribution in addition to any other contribution set forth herein. Such contributions may be made in cash or in Employer Securities or in a combination of both. Such contributions shall be allocated pursuant to paragraph 6.2. Once allocated to a Participant's account, such contributions shall be fully vested at all times.

         4.7 MINIMUM EMPLOYER CONTRIBUTION. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, Employer contributions, including discretionary employer contributions, Restricted Employer Contributions and minimum employer contributions, but excluding Elective Contributions and Matched Contributions, allocated on behalf of any Participant who is a Non-Key Employee but who is employed on the last day of the Plan Year shall be equal to at least three percent (3%) of that Participant's All Taxable Compensation. Notwithstanding the prior provisions of this paragraph, if the Employer contributions, including Elective Contributions, Matched Contributions, discretionary employer contributions, Restricted Employer Contributions and minimum employer contributions, allocated to the account of each Key Employee in all defined contribution plans of the Employer is less than three percent (3%) of All Taxable Compensation of each Key Employee, the minimum percentage of the Compensation that must be contributed by the Employer pursuant to this paragraph for a Plan Year shall be the largest percentage of All Taxable Compensation contributed by the Employer on behalf of any Key Employee for that Plan Year. A minimum allocation for any such Participant shall be required under this Plan to the extent the minimum allocation requirements are not met for that Participant under other defined contribution plans of the Employer.

         4.8 DELIVERY OF CONTRIBUTIONS TO TRUSTEE. Elective Contributions from Participants shall be remitted to the Trustee as soon as reasonably possible after the contributions are made. All other contributions shall be contributed within twelve (12) months after the end of the Plan Year with respect to which the contribution relates or, if earlier, within the time prescribed by Section 404(a)(6) of the Code within which contributions must be made in order to be allowed as a Federal income tax deduction for the Employer's fiscal year for which the contribution has been made.

         4.9 RETURN OF EMPLOYER CONTRIBUTIONS. No assets of the Trust Fund shall at any time revert or be repaid to the Employer except that:

                  (a) If, due to a mistake of fact, made in good faith, the Employer makes a contribution (i) that otherwise would not have been made, or
(ii) which is of a greater amount than the amount that otherwise would have been contributed, such contribution or excess amount may be repaid by the Trustee to the Employer at the Employer's option provided that such repayment is made within twelve (12) months from the date that the Employer paid the contribution to the Trust.

                  (b) If a contribution (or portion thereof) made by the Employer is disallowed as a deduction to the Employer for federal income tax purposes, the amount of such contribution (or portion thereof) may be repaid by the Trustee to the Employer at the Employer's option provided that such repayment is made within twelve (12) months after the disallowance of the deduction has occurred.

         In making repayment under either subparagraph (a) or (b) above, only the amount of the contribution (or portion thereof) involved may be repaid, and no earnings attributable thereto may be included in such repayment. In the event there have been net investment losses that are attributable to such amount, the amount payable will be adjusted to reflect its proportional share of any such losses.

         4.10 VOLUNTARY CONTRIBUTIONS. A separate account shall be established for each participant who contributed voluntary after-tax employee contributions to a plan which has been consolidated with and into this Plan. However, no voluntary after-tax contributions shall be contributed by an employee to this plan at any time. Employees who have voluntary after-tax contributions may withdraw them upon thirty (30) days advance written notice to the Committee.

         4.11 RIGHTS FOR MILITARY SERVICE. Notwithstanding any provisions of this Plan to the contrary, a Participant who has been in "qualified military service" as defined in Section 414(u)(4) of the Code and is entitled to reemployment rights under the Uniformed Services Employment and Reemployment Rights

Act of 1994 shall be entitled to contributions, benefits and service credit in accordance with Section 414(u) of the Code.

                                    ARTICLE V

                              MAXIMUM CONTRIBUTIONS

         5.1 LIMITATIONS ON ELECTIVE CONTRIBUTIONS. The Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate in the Plan for any Plan Year shall not exceed the greater of (a) or (b) below subject to the provisions of paragraph 5.6:

                  (a) 125% of the Actual Deferral Percentage of Certain Other Participants, or

                  (b) 200% of the Actual Deferral Percentage of Certain Other Participants, provided, however, that the Actual Deferral Percentage for the Highly Compensated Employees who are eligible to participate in the Plan does not exceed the Actual Deferral Percentage of Certain Other Participants by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         A Participant who makes Elective Contributions under this Plan during any calendar year in excess of seven thousand dollars ($7,000), as adjusted by the Treasury Department pursuant to Section 402(g) of the Code for cost of living changes, shall be subject to the corrective procedures set forth under Section 402(g) of the Code and paragraph 5.09.

         5.2 PROCEDURE IF ELECTIVE CONTRIBUTION LIMITATION EXCEEDED. The Committee shall determine as of the end of the Plan Year whether the Actual Deferral Percentage for the Highly Compensated Employees will satisfy either of the tests contained in paragraph 5.1. In the event that (i) neither of the tests described in paragraph 5.1 will be satisfied after all Restricted Employer Contributions have been allocated for the Plan Year, and all recharacterizations have been completed pursuant to paragraph 5.8, and (ii) the Plan fails to satisfy the multiple use test set forth in paragraph 5.6, any excess contributions, as defined below, plus any income allocable thereto, shall be distributed to the Highly Compensated Employees who are affected, as prescribed below, on or before April 15 following the end of such Plan Year to avoid the excise tax equal to ten percent (10%) of the amount of the excess contributions not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. Otherwise, such distribution shall occur no later than the last day of the immediately succeeding Plan Year. For purposes of this paragraph, "excess contribution" shall mean, with respect to a Plan Year, the excess of the amount of Elective Contributions contributed on behalf of the Highly Compensated Employee including amounts treated as Elective Contributions pursuant to paragraph 5.8 for such Plan Year over the maximum amount allowed in order to satisfy either of the tests of paragraph 5.1, subject to the provisions of paragraph 5.6. The maximum amount allowed is determined by reducing the Elective Contributions, as set forth below, made on behalf of one or more of the Highly Compensated Employees in order of such Employee making the largest Elective Contribution by amount and not by percentage. Any reduction as to a particular Highly Compensated Employee shall occur first from Elective Contributions contributed by the Participant without regard to paragraph 5.8 and then from contributions that were recharacterized as Elective Contributions pursuant to paragraph 5.8. Income (or loss) allocable to the excess contributions shall also be distributed. The income allocable to the excess contributions shall include the income (or loss) for the Plan Year in which the excess contribution was made. The income for the Plan Year shall be determined by multiplying the income (or loss) allocable under the terms of this Plan to the Participant's Elective Contribution Account and to amounts treated as Elective Contributions pursuant to paragraph 5.8 for the Plan Year by a fraction, the numerator of which is the amount of the Elective Contribution that is reduced and the denominator of which is (i) the value of the Participant's Elective Contribution Account including the value of amounts treated as Elective Contributions pursuant to paragraph 5.8, on the last day of the Plan Year, reduced by (ii) the gain allocable to such total amounts for the Plan Year, or increased by (iii) the loss allocable to such total amounts for the Plan Year. The excess contributions to be distributed to a

Participant shall be decreased by the amount of Elective Contributions distributed to the Participant pursuant to paragraph 5.09 for the calendar year ending within the Plan Year. Distributions authorized herein shall be made in the form of a single payment notwithstanding any provisions herein to the contrary.

         5.3 TREATMENT OF SIMILAR PLANS. The limitations of paragraphs 5.10 and 5.11 shall apply as if the total benefit payable under all qualified defined benefit plans maintained by an Employer or a Related Entity were payable from one plan and as if the total Annual Additions made to all qualified defined contribution plans maintained by an Employer or a Related Entity were made to one plan. If this Plan satisfies the requirements of Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code) only if aggregated with one or more other plans or if one or more other plans satisfy the requirements of
Section 410(b) of the Code (other than Sections 410(b)(2)(A)(ii) of the Code) only if aggregated with this Plan, then all of the limitations of Article V shall be determined as if all such plans were a single plan.

         5.4 LIMITATION ON MATCHED CONTRIBUTIONS. The Matched Contribution Percentage for the Highly Compensated Employees who are eligible to participate in the Plan for any Plan Year shall not exceed the greater of (a) or (b) below subject to the provisions of paragraph 5.6:

                  (a) 125% of the Matched Contribution Percentage of Certain Other Participants, or

                  (b) 200% of the Matched Contribution Percentage of Certain Other Participants, provided, however, that the Matched Contribution Percentage for the Highly Compensated Employees who are eligible to participate in the Plan does not exceed the Matched Contribution Percentage of Certain Other Participants by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

        5.5 PROCEDURE IF MATCHED CONTRIBUTION LIMITATION EXCEEDED. The Committee shall determine as of the end of the Plan Year whether the Matched Contribution Percentage for the Highly Compensated Employees will satisfy either of the tests contained in paragraph 5.4. In the event that neither of the tests described in paragraph 5.4 will be satisfied after (i) all Restricted Employer Contributions have been allocated for the Plan Year and all recharacterizations have been completed pursuant to paragraph 5.8, and (ii) the Plan fails to satisfy the multiple use test set forth in paragraph 5.6, any excess aggregate contributions, as defined below, plus any income allocable thereto, shall be distributed to the Highly Compensated Employees who are affected, as prescribed below, on or before April 15 following the end of such Plan Year to avoid the excise tax equal to ten percent (10%) of the amount of the excess aggregate contributions not distributed to the appropriate Highly Compensated Employees during the first 2 1/2% months of that next Plan Year. Otherwise, such distribution shall occur no later than the last day of the immediately succeeding Plan Year. For purposes of this paragraph "excess aggregate contributions" shall mean, with respect to a Plan Year, the excess of the amount of Matched Contributions contributed on behalf of the Highly Compensated Employee including amounts treated as Matched Contributions pursuant to paragraph 5.8 for such Plan Year over the maximum amount allowed in order to satisfy either of the tests of paragraph 5.4, subject to the provisions of paragraph 5.6. The maximum amount allowed is determined by reducing the Matched Contributions made on behalf of one or more of the Highly Compensated Employees in order of such Employees whose accounts have received the largest amount of Matched Contributions and not by percentages. Any reduction as to a particular Highly Compensated Employee shall occur first from Matched Contributions made without regard to paragraph 5.8 and then from contributions that were recharacterized as Matched Contributions pursuant to paragraph 5.8. Income (or loss) allocable to the excess aggregate contributions shall also be distributed. The income allocable to the excess aggregate contributions shall include the income (or loss) for the Plan Year in which the excess aggregate contribution was made. The income for the Plan Year shall be determined by multiplying the income (or loss) allocable under the terms of this Plan to the Participant's Matched Contribution

Account and to amounts treated as Matched Contributions pursuant to paragraph
5.8 for the Plan Year by a fraction, the numerator of which is the amount of the Matched Contribution that is reduced and the denominator of which is (i) the value of the Participant's Matched Contribution Account and the value of amounts treated as Matched Contributions pursuant to paragraph 5.8 on the last day of the Plan Year, reduced by (ii) the gain allocable to such total amounts for the Plan Year, or increased by (iii) the loss allocable to such total amounts for the Plan Year.

         Distributions authorized herein shall be made in the form of a single payment notwithstanding any provisions herein to the contrary.

         5.6 LIMITATION ON ADP AND MCP TESTS. Effective for the Plan Year which begins February 1, 1989, the sum of the Highly Compensated Employees Actual Deferral Percentage and Matched Contribution Percentage may not exceed the multiple use limitation which is the sum of (i) and (ii):

         (i) 125% of the greater of: (a) the Actual Deferral Percentage of Certain Other Participants for the Plan Year; or (b) the Matched Contribution Percentage of Certain Other Participants for the Plan Year.

         (ii) 2% plus the lesser of (i)(a) or (i)(b), but no more than twice the lesser of (i)(a) or (i)(b).

The Committee, in lieu of determining the multiple use limitation as the sum of
(i) and (ii), may elect to determine the multiple use limitation as the sum of
(iii) and (iv):

         (iii) 125% of the lesser of: (a) the Actual Deferral Percentage of Certain Other Participants for the Plan Year; or (b) the Matched Contribution Percentage of Certain Other Participants for the Plan Year.

         (iv) 2% plus the greater of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

The Committee will determine whether the Plan satisfies the multiple use limitation after applying the Actual Deferral Percentage and the Matched Contribution Percentage test and after making any corrective distributions required. If the Committee determines the Plan has failed to satisfy the multiple use limitation, the Committee will correct the failure by treating the excess amount as excess Elective Contributions or excess aggregate Matched Contributions as determined by the Committee in its sole discretion in accordance with Section 401(m)(9) of the Code and the Treasury Regulations issued thereunder. In addition, the requirements of this paragraph shall be administered in accordance with the provisions of Section 401(k) of the Code and Sections 1.401(k)-l(b)(3), 1.401(m)-l(b) and 1.401(m)-2(c) of the Treasury
Regulations issued thereunder

         5.7 LIMITATION ON DISCRETIONARY AND RESTRICTED EMPLOYER CONTRIBUTIONS. Discretionary employer contributions and Restricted Employer Contributions may not discriminate in favor of Highly Compensated Employees pursuant to the provisions of Section 401(a)(4) of the Code.

         5.8 RECHARACTERIZING CONTRIBUTIONS. The Committee may elect to make the following elections for any Plan Year, but shall not be bound to make the same election in any subsequent year:

                  (a) Amounts treated as Elective Contributions. The Committee may elect to treat all or part of the Matched Contributions, Restricted Employer Contributions and/or the Special Restricted Employer Contributions as Elective Contributions for purposes of complying with the requirements of paragraph 5.1 for any Plan Year. In such event, the Matched Contributions, Restricted Employer Contributions and Special Restricted Employer Contributions treated as Elective Contributions shall not be considered as Matched Contributions for purposes of paragraphs 5.4 and 5.5, but the remaining Matched Contributions must satisfy the provisions of paragraph 5.4. In such event, all Restricted Employer Contributions and Special Restricted Employer Contributions, including those treated as Elective Contributions, must meet the requirements of paragraph 5.7 for the Plan Year and the Restricted Employer Contributions and Special Restricted Employer Contributions, excluding those treated as Elective Contributions and excluding those treated as Matched Contributions pursuant to (b) below, must independently meet the requirements of paragraph 5.7 for the Plan Year. Except as specifically provided above, the Matched Contributions, Restricted Employer Contributions and Special Restricted Employer Contributions treated as Elective Contributions shall not be taken into account in determining whether any other contributions or benefits satisfy the requirements of paragraph 5.7.

                  (b) Amounts Treated as Matched Contributions. The Committee may elect to treat all or part of the Elective Contributions, Restricted Employer Contributions and/or the Special Restricted Employer Contributions as Matched Contributions for purposes of complying with the requirements of paragraph 5.4 for any Plan Year. In such event, all Elective Contributions, including the Elective Contributions treated as Matched Contributions, must meet the requirements of paragraph 5.1 for the Plan Year and the Elective Contributions, excluding those treated as Matched Contributions, must independently meet the provisions of paragraph 5.1 for the Plan Year. Except as provided in the preceding sentence, Elective Contributions treated as Matched Contributions shall not be considered in determining whether any other contributions satisfy the requirements of paragraph 5.1. If Restricted Employer Contributions and/or Special Restricted Employer Contributions are treated as Matched Contributions, all Restricted Employer Contributions and Special Restricted Employer Contributions, including those treated as Matched Contributions, must meet the requirements of paragraph 5.7 for the Plan Year and the Restricted Employer Contributions and Special Restricted Employer Contributions, excluding those treated as Matched Contributions and excluding those treated as Elective Contributions pursuant to
(a) above, must independently meet the requirements of paragraph 5.7 for the Plan Year. Except as specifically provided above, the Elective Contributions, Restricted Employer Contributions and Special Restricted Employer Contributions treated as Matched Contributions shall not be taken into account in determining whether any other contributions or benefits satisfy the requirements of paragraphs 5.1 or 5.7.

                  (c) Restrictions on Recharacterizations. Notwithstanding the prior provisions of this paragraph, Restricted Employer Contributions and Special Restricted Employer Contributions may not be treated as Elective Contributions if the effect is to increase the difference between the Actual Deferral Percentage for all Highly Compensated Employees and the Actual Deferral Percentage for all Certain Other Participants. Similarly, Restricted Employer Contributions and Special Restricted Employer Contributions may not be treated as Matched Contributions if the effect is to increase the difference between the Matched Contribution Percentage for all Highly Compensated Employees and the Matched Contribution Percentage for all Certain Other Participants.

                  (d) Code Provisions. The requirements of this paragraph shall be administered in accordance with the provisions of Section 401(k) of the Code and Sections 1.401(k)-l(b)(3) and 1.401(m)-l(b) of the Treasury Regulations thereunder.

         5.9 RETURN OF EXCESS ELECTIVE CONTRIBUTIONS. If a Participant determines that his or her Elective Contributions to this Plan plus elective contributions to any other 401(k) plan exceed the annual limitation on such contributions pursuant to Section 402(g) of the Code (relating to the $7,000 exclusion limitation on elective deferrals) for any calendar year and not later than the first March 1 following the end of such calendar year the Participant notifies the Committee in writing of the amount of the Elective Contribution to this Plan that represents an excess deferral, the Committee shall direct the Trustee to distribute such amount plus any income allocable to such amount, as determined in accordance with the procedure set forth in paragraph 5.2 for income on "excess contributions," in one lump sum to the Participant not later than the first April 15 following the end of such calendar year notwithstanding any other provisions of this Plan. Any return of Elective Contributions pursuant to this paragraph shall not reduce the Elective Contributions taken into account for purposes of calculating the Actual Deferral Percentage of any Highly Compensated Employee who is eligible to participate in the Plan, but it shall reduce the Elective Contributions taken into account for such purposes for Certain Other Participants if the excess Elective Contributions are made to this Plan or any plan of a Related Entity. The amount to be returned pursuant to this paragraph shall be reduced by the amount of "excess contributions" previously distributed, pursuant to paragraph 5.2, for the Plan Year beginning within the calendar year.

         5.10 MAXIMUM ANNUAL ADDITIONS. Notwithstanding anything contained herein to the contrary, the annual addition, as defined herein, made to a Participant's account for any Plan Year after the Effective Date shall not exceed the lesser of twenty-five (25%) of such Participant's All Taxable Compensation (for Plan Years ending prior to February 1, 1998) or Aggregate Compensation (for Plan Years beginning after January 31, 1998) for such Plan Year or Thirty Thousand Dollars ($30,000.00) (as adjusted for increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury or his delegate). In the event this limitation is exceeded, the Elective Contribution credited to such Participant's account shall be reduced so that the amount credited shall not exceed this limitation and the amount of Elective Contribution so reduced shall be distributed to the Participant. In the event the limitation is still exceeded the forfeitures allocated to such Participant's account shall be reduced so that the amount credited shall not exceed this limitation and the amount of forfeitures so reduced shall be reallocated in the same manner as the initial allocation of forfeitures was made, except that such Participant's account shall not share in the reallocation. In the event the limitation is still exceeded, the discretionary employer contribution credited to such Participant's account shall be reduced so that the amount credited shall not exceed this limitation and the amount of such Employer contribution so reduced shall be reallocated in the same manner as the initial allocation of such Employer contribution was made, except that such Participant's account shall not share in the reallocation. In the event the limitation is still exceeded, the Special Restricted Employer Contribution and Restricted Employer Contribution credited to such Participant's account shall be reduced so that the amount credited shall not exceed this limitation and the amount of such Employer contribution so reduced shall be reallocated in the same manner as the initial allocation of such Employer contribution was made, except that such Participant's account shall not share in the reallocation. If, after the reductions described above are made, a portion of the Employer contribution or forfeitures remains unallocated due to the annual addition limitation set forth above, such unallocated portion shall be held in a suspense account and allocated at the end of the next Plan Year (to the extent possible without exceeding this limitation) to the Participants' accounts in the same manner as the Employer contribution would be allocated for such Plan Year. In such event the suspense account shall be allocated prior to allocation of the Employer contribution for the succeeding Plan Year and to the extent the annual additions limitation for such Plan Year is again exceeded, the reductions set forth above for Employer contributions shall apply until such time as the entire suspense account is allocated. If unallocated amounts are held in a suspense account at the time of the termination of the Plan and such unallocated portions may not be allocated as a result of the limitations of this paragraph, then such unallocated portions shall be returned to the Employer. Notwithstanding the foregoing, the otherwise permissible annual addition for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Employer, to prevent disqualification of the Plan under Section 415 of the Code (or any statute of similar import), which imposes additional limitations on the benefits payable to any Participant who also participates in another tax-qualified pension, profit sharing or any other type of retirement plan of the Employer. "Annual addition" means the total of all of the company and employee contributions and forfeitures allocated to a Participant's account in this and any other tax-qualified defined contribution plan of the Employer and all Related Entities.

         Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(1) of the Code, which is part of a defined benefit plan maintained by the Employer or a Related Entity are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who at any time during the Plan Year or any preceding Plan Year was a Key Employee, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer or a Related Entity, are treated as annual additions to a defined contribution plan.

         5.11 LIMITATION FOR COMBINATION OF PLANS. In the case of a Participant who participates in this Plan and a qualified defined benefit plan maintained by the Employer or any Related Entity, the sum of the defined benefit plan fraction and the defined contribution plan fraction in any Plan Year shall not exceed l.0. For purposes of applying the limitation of this paragraph, the following rules shall apply:

                  (a) The defined benefit plan fraction for such Plan Year is a fraction:

                  (i) the numerator of which is the projected annual benefit of the Participant under the defined benefit plan (determined as of the close of the Plan Year), and

                  (ii) the denominator of which is the lesser of the following:

                           (aa) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year, or

                           (bb) the product of 1.4 multiplied by the amount which may be taken into account under the percentage limitation of Section 415(c)(1)(B) of the Code with respect to such individual for such Plan Year.

                  (b) The defined contribution plan fraction for such Plan Year is a fraction:

                  (i) the numerator of which is the sum of the total annual additions (as defined in paragraph 5.10) to the Participant's account(s) under the defined contribution plan(s) as of the close of the Plan Year, and

                  (ii) the denominator of which is the sum of the lesser of the following amounts for such Plan Year and for each prior year of service with the Employer:

                           (aa) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Plan Year (determined without regard to Section 415(c)(6)), or


                           (bb) the product of 1.4 multiplied by the amount which may be taken into account under the percentage limitation of Section 415(c)(1)(B) of the Code with respect to such individual for such Plan Year.

                  If such sum exceeds 1.0, then the benefits from the defined benefit plan will be limited to such amounts as will reduce such sum to 1.0. For each Plan Year in which the Plan is a Top-Heavy Plan, this paragraph shall be subject to the provisions of paragraph 12.8.

                                   ARTICLE VI

                      ALLOCATION OF EMPLOYER CONTRIBUTIONS,
                            FORFEITURES AND EARNINGS

         6.1 INDIVIDUAL ACCOUNTS. The Committee shall establish and maintain adequate records to disclose the interest in the Trust of each Participant, former Participant and Beneficiary, which interest shall be known as the Participant's Total Account. Such records shall be in the form of individual accounts and each Participant or former Participant shall have the following accounts:


                  (a)      Elective Contribution account

                  (b)      Matched Contribution account

                  (c)      Discretionary employer contributions account

                  (d)      Restricted Employer Contribution account

                  (e)      Rollover account

                  (f)      Voluntary Contribution account


The Committee, at its option, may establish additional accounts or subaccounts for the proper administration of the Plan. The existence of such accounts will not be deemed to give any person any right, title or interest in any or to any specific assets or part of the Trust Fund.

         6.2 VALUATION DATE ADJUSTMENTS AND ALLOCATIONS PRIOR TO MAY 1, 1998. On each Valuation Date prior to May 1, 1998, the account of each Participant and former Participant or Beneficiary shall be adjusted in accordance with the following provisions in the order set forth below:

                  (a) Reduce the balances in each account by any withdrawals from that account since the most recent Valuation Date.

                  (b) Elective Contributions shall be allocated to the Elective Contributions account for the Participant that made the Elective Contribution.

                  (c) Matched Contributions shall be allocated on the Valuation Date to the Matched Contributions account for the Participant for whom the Matched Contribution was made pursuant to paragraph 4.4.

                  (d) Minimum employer contributions shall be allocated only on the last Valuation Date of each Plan Year to the discretionary employer contribution account for the Participants who are entitled thereto pursuant to paragraph 4.7.

                  (e) Forfeitures shall first be used to correct a mistake of fact in allocating contributions. Forfeitures used to correct a mistake shall be allocated as required to correct the mistake. Secondly, forfeitures shall be used to provide Matched Contributions in accordance with paragraph 4.4. Any remaining forfeitures shall be used to reestablish accounts pursuant to paragraph 10.4. Discretionary employer contributions used to correct a mistake shall be allocated as required to correct the mistake. Forfeitures and discretionary employer contributions used to reestablish an account pursuant to paragraph 10.4 shall be allocated to the reemployed Participant's discretionary employer contribution account.

                  (f) Discretionary employer contributions and forfeitures remaining after excluding any such amounts allocated pursuant to subparagraph
(e) shall be allocated only on the last Valuation Date of each Plan Year to the discretionary employer contribution accounts of each Participant who is an Employee on the last day of the Plan Year and such allocation shall be based on the same proportion that each such Participant's Allocation Compensation, after excluding any portion of such Allocation Compensation that was earned during a period when he was not a Participant with respect to such Plan Year, bears to the total of such Allocation Compensation of all such Participants with respect to such Plan Year. However, if the Plan fails to satisfy the coverage test prescribed by Section 410(b) of the Code, the requirement that an Employee be employed on the last day of the Plan Year to receive an allocation of discretionary employer contributions and forfeitures shall be suspended beginning first with the includible Employee, as defined below, employed with the Employer on the last day of the Plan Year, then the includible Employee(s) who have the latest separation from service during the Plan Year, and continuing to suspend in descending order the employment requirement for each includible Employee who incurred an earlier separation from service, from the latest to the earliest separation from service date, until the Plan satisfies the coverage test for the Plan Year. If two or more includible

Employees have a separation from service on the same day, the employment requirement shall be suspended for all such includible Employees, irrespective of whether the Plan can satisfy the coverage test by accruing benefits for fewer than all such includible Employees. For purposes of this paragraph, "includible" Employees are all Employees other than any Employee who incurs a separation from service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year. A Plan satisfies the coverage test if, on the last day of each quarter of the Plan Year, the number of certain other Participants who benefit under the Plan is at least equal to 70% of the total number of includible certain other Participants as of such day. For purposes of the Coverage Test, an Employee is benefiting under the Plan on a particular date if he is entitled to an allocation of Employer Contributions and forfeitures for the Plan Year. This suspension of employment requirement applies separately to Matched Contributions, and the Committee will treat an Employee as benefiting under that portion of the Plan if he is an eligible Employee for purposes of the Code Section 401(m) nondiscrimination test.

                  (g) Special Restricted Employer Contributions shall be allocated only on the last Valuation Date of each Plan Year to the Restricted Employer Contribution accounts of each Certain Other Participant who is an Employee on the last day of the Plan Year and such allocation shall be based on the same proportion that each such Participant's Allocation Compensation, after excluding any portion of such Allocation Compensation that was earned during a period when he was not a Participant with respect to such Plan Year, bears to the total of such Allocation compensation of all, such Participants with respect to such Plan Year.

                  (h) Notwithstanding the above, Restricted Employer Contributions, after excluding any Special Restricted Employer Contributions required pursuant to the provisions of paragraph 4.6, shall be allocated only on the last Valuation Date of each Plan Year to the Restricted Employer Contribution accounts of each Participant who is an Employee on the last day of the Plan Year and such allocation shall be based on the same proportion that each such Participant's Allocation Compensation, after excluding any portion of such Allocation Compensation that was earned during a period when he was not a Participant with respect to such Plan Year, bears to the total of such Allocation Compensation of all such Participants with respect to such Plan Year.

                  (i) Allocate the earnings or losses accrued since the last Valuation Date on the Elective Contribution Accounts and Rollover Accounts to the Elective Contribution accounts and Rollover Accounts, respectively, based on the balance in each such account at the most recent Valuation Date (after all additions, withdrawals and transfers were completed on the prior Valuation Date) minus (i) 100% of any distributions or withdrawals, plus (ii) 50% of the contributions or additions allocated to that account since the most recent Valuation Date.

                  (j) Allocate the earnings or losses accrued since the last Valuation Date on the Matched Contribution Accounts, discretionary employer contribution accounts, Restricted Employer Contribution Accounts and Voluntary Contribution Accounts to those respective accounts based on (i) the balance in each such account at the most recent Valuation Date (after all additions, withdrawals and transfers were completed on the prior Valuation Date), minus (i) 100% of any distributions or withdrawals since the most recent Valuation Date.

         6.3 VALUATION DATE ADJUSTMENTS AND ALLOCATIONS AFTER APRIL 30, 1998. On each Valuation Date after April 30, 1998, the account of each Participant and former Participant or Beneficiary shall be adjusted in accordance with the following provisions in the order set forth below:

                  (a) Reduce the balances in each account by any withdrawals from that account since the most recent Valuation Date.

                  (b) Elective Contributions received by the Trustee shall be allocated on the earliest Valuation Date administratively feasible to the Elective Contributions account for the Participant that made the Elective Contribution.

                  (c) Matched Contributions received by the Trustee shall be allocated on the earliest Valuation Date administratively feasible to the Matched Contributions account for the Participant for whom the Matched Contribution was made pursuant to paragraph 4.4.

                  (d) Minimum employer contributions shall be allocated only on the last Valuation Date of each Plan Year to the discretionary employer contribution account for the Participants who are entitled thereto pursuant to paragraph 4.7.

                  (e) Forfeitures available since the most recent Valuation Date pursuant to paragraph 10.4 may be held and invested at the direction of the Committee in a forfeiture management account. The forfeitures plus earnings shall first be used to correct a mistake of fact in allocating contributions. Forfeitures used to correct a mistake shall be allocated as required to correct the mistake. Secondly, forfeitures shall be used to provide Matched Contributions in accordance with paragraph 4.4. Any remaining forfeitures shall be used to reestablish accounts pursuant to paragraph 10.4. Discretionary employer contributions used to correct a mistake shall be allocated as required to correct the mistake. Forfeitures and discretionary employer contributions used to reestablish an account pursuant to paragraph 10.4 shall be allocated to the reemployed Participant's discretionary employer contribution account.

                  (f) Forfeitures remaining unallocated at the end of a Plan Year, including earnings thereon, after excluding any such amounts allocated pursuant to subparagraph (e) and discretionary employer contributions shall be allocated upon receipt of the discretionary employer contribution to the discretionary employer contribution accounts of each Participant who is an Employee on the last day of the Plan Year and, such allocation shall be based on the same proportion that each such Participant's Allocation Compensation for the Plan Year bears to the total of such Allocation Compensation of all such Participants with respect to such Plan Year. If no discretionary employer contribution is made for a Plan Year, allocation of forfeitures plus earnings thereon shall occur as directed by the Committee. If the Plan fails to satisfy the coverage test prescribed by Section 410(b) of the Code, the requirement that an Employee be employed on the last day of the Plan Year to receive an allocation of discretionary employer contributions and forfeitures shall be suspended beginning first with the includible Employee, as defined below, employed with the Employer on the last day of the Plan Year, then the includible Employee(s) who have the latest separation from service during the Plan, Year, and continuing to suspend in descending order the employment requirement for each includible Employee who incurred an earlier separation from service, from the latest to the earliest separation from service date, until the Plan satisfies the coverage test for the Plan Year. If two or more includible Employees have a separation from service on the same day, the employment requirement shall be suspended for all such includible Employees, irrespective of whether the Plan can satisfy the coverage test by accruing benefits for fewer than all such includible Employees. For purposes of this paragraph, "includible" Employees are all Employees other than any Employee who incurs a separation from service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year. A Plan satisfies the coverage test if, on the last day of each quarter of the Plan Year, the number of Certain Other Participants who benefit under the Plan is at least equal to 70% of the total number of includible Certain Other Participants as of such day. For purposes of the Coverage Test, an Employee is benefiting under the Plan on a particular date if he is entitled to an allocation of Employer Contributions and forfeitures for the Plan Year. This suspension of employment requirement applies separately to Matched Contributions, and the Committee will treat an Employee as benefiting under that portion of the Plan if he is an eligible Employee for purposes of the Code Section 401(m) nondiscrimination test.

                  (g) Special Restricted Employer Contributions made for a Plan Year shall be allocated to the Restricted Employer Contribution account of each Certain Other Participant who is an Employee on the last day of the Plan Year and such allocation shall be based on the same proportion that each such Participant's Allocation Compensation with respect to such Plan Year bears to the total of such Allocation Compensation of all such Participants with respect to such Plan Year.

                  (h) Restricted Employer Contributions made for a Plan Year, after excluding any Special Restricted Employer

Contributions required pursuant to the provisions of paragraph 4.6, shall be allocated to the Restricted Employer Contribution account of each Participant who is an Employee on the last day of the Plan Year and such allocation shall be based on the same proportion that each such Participant's Allocation Compensation bears to the total of such Allocation Compensation of all such Participants with respect to such Plan Year.

                  (i) Allocate the earnings or losses accrued since the last Valuation Date on all accounts to the respective account based on the balance in each such account at the most recent Valuation Date (after all additions, withdrawals and transfers were completed on the prior Valuation
Date).

         6.4 INTERIM ALLOCATION OF NET INCOME OR NET LOSS. Prior to May 1, 1998, if upon distribution of benefits to a Participant, a material change in the value of the assets of the Trust Fund has occurred since the last Valuation Date and distribution is to be made prior to the next Valuation Date, the Committee, in its discretion, may estimate the net income or net loss of the Trust since the last Valuation Date and adjust the value of the distribution to reflect this estimate.

         6.5 INVESTMENT OF CONTRIBUTIONS. The contributions under this Plan shall be held and invested by the Trustee as provided in Article XIV, subject to direction by the Committee pursuant to paragraph 14.3.

         6.6 VALUATION OF TRUST FUND. The fair market value of the Trust Fund shall be determined by the Trustee on every Valuation Date.

         6.7 VESTING OF RIGHTS. The fact that allocations shall be made and credited to the account of a Participant shall not vest in such Participant any right, title or interest in or to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan.

                                   ARTICLE VII

                                     VESTING

         7.1 VESTED ACCOUNT. A Participant's Vested Account shall be equal to the sum of the value, as of the most recent Valuation Date, of the Participant's Elective Contribution account, Matched Contribution account, Restricted Employer Contribution account and Rollover Account, plus the product of (i) the amount in the Participant's discretionary employer contribution account times (ii) the appropriate vesting percentage from paragraph 7.2 or paragraph 7.3.

         7.2 VESTING TABLE. A Participant shall be vested in an amount equal to a percentage of the balance of the Participant's discretionary employer contribution account. Such percentage shall be determined in accordance with the following schedules:

                  (a) For all Plan Years before the Plan is determined to be a Top-Heavy Plan for any Plan Year:


                                                       Vested                                Forfeited
Period of Service                                    Percentage                             Percentage
-----------------                                    ----------                             ----------
Less than 3 years ..................                      0%                                   100%
3 but not less than 4...............                     20%                                    80%
4 but not less than 5...............                     40%                                    60%
5 but not less than 6...............                     60%                                    40%
6 but not less than 7...............                     80%                                    20%
7 or more years.....................                    100%                                     0%


                  (b) For any Plan Year in which the Plan is determined to be a Top-Heavy Plan:


                                                       Vested                                Forfeited
Period of Service                                    Percentage                             Percentage
-----------------                                    ----------                             ----------
Less than 2 years ..................                      0%                                    100%
2 but not less than 3...............                     20%                                     80%
3 but not less than 4...............                     40%                                     60%
4 but not less than 5...............                     60%                                     40%
5 but not less than 6...............                     80%                                     20%
6 or more years.....................                    100%                                      0%

                  (c) If the Plan becomes a Top-Heavy Plan and subsequently ceases to be a Top-Heavy Plan in a subsequent Plan Year, each Participant shall continue to vest hereunder in accordance with subparagraph 7.1(b).

         7.3 EVENTS ACCELERATING VESTING. Regardless of the provisions of paragraph 7.2, a Participant who has less than a 100% vested interest in his or her discretionary employer contribution account shall be deemed to have a 100% vested interest in such accounts upon the occurrence of the earliest of the following:

                  (a) retirement on or after Normal Retirement Date (any discharge or voluntary termination of employment on or after Normal Retirement Date shall be deemed a retirement);

                  (b)      death prior to termination of employment;

                  (c)      termination due to Disability pursuant to paragraph
10.6;

                  (d)      complete termination of the Plan;

                  (e) partial termination of the Plan where the Participant is covered by or affected by the event or events leading to or causing the partial termination;

                  (f) complete discontinuance of contributions by the Employer which results in abandonment of the Plan; or

                  (g)      attainment of age 65.

         7.4 AMENDMENTS TO VESTING TABLE. A Participant's vested interest in his or her discretionary employer contribution account shall not be reduced as the result of any direct or indirect amendment to this Article VII. In the event that this Plan is amended to change or modify the applicable vesting schedule of paragraph 7.2, a Participant with at least three (3) years of Service as of the expiration date of the election period may elect to be subject to the vesting schedule in effect prior to the amendment, unless the new vesting schedule is more favorable to the Participant in every respect. If a Participant fails to make such election, then the Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the date of the amendment and shall end sixty (60) days after the latest of:

                    (a)      the date the amendment is adopted;

                    (b)      the effective date of the amendment; or

                  (c) the date the Participant receives written notice of the amendment from the Employer or the Committee.

         7.5      FORFEITURE FOR BREACH INVOLVING THE PLAN.
Notwithstanding the prior provisions of this Article, a Participant's benefits hereunder may be reduced if a court order or requirement to pay arises after August 5, 1997, from (i) a judgement of conviction for a crime involving the Plan; (ii) a civil judgment or consent order or decree that is entered by a court in an action brought in connection with a violation, or alleged violation, of part 4 of subtitle B of Title I of ERISA; or (iii) pursuant to a settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guarantee Corporation in connection with the violation, or alleged violation, of part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person. Such offset shall occur, however, only if the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan out of the Participant's benefits under the Plan. Furthermore, if the survivor annuity requirements of Section 401(a)(11) of the Code apply with respect to distributions from the Plan to the Participant, and if the Participant has a spouse at the time the offset is to be made, then the offset may occur only if
(i) the spouse has properly consented in writing to the offset; (ii) such consent may not be obtained due to the circumstances described in Code Section 417(a)(2)(B); (iii) an election to waive the spouse's right to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect pursuant to Section 417(a); (iv) such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of part 4 of subtitle B of Title I of ERISA; or (v) in the judgment, order, decree or settlement such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity or under a qualified preretirement survivor annuity. The provisions of this paragraph shall be applied in accordance with the requirements of Code section 401(a)(13)(C) and (D).

                                  ARTICLE VIII

                               RETIREMENT BENEFITS

         8.1 BENEFITS ON NORMAL RETIREMENT. A Participant who retires on or after his or her Normal Retirement Date shall be entitled to receive his or her Vested Account in the manner prescribed in Article XI.

         8.2 BENEFITS AFTER NORMAL RETIREMENT. A Participant may continue employment beyond his or her Normal Retirement Date. Distribution or commencement of payments will be deferred until the Participant's Actual Retirement Date unless the Participant elects to receive an early withdrawal pursuant to paragraph 11.10. During any period of deferral, Employer contributions and forfeitures shall be allocated to his or her account and the account shall share in the net income or net loss of the Trust

Fund in the same manner as all other Participants if he or she otherwise qualifies for such allocations under the terms of this Plan.

                                   ARTICLE IX

                                 DEATH BENEFITS

         9.1 PAYMENT OF DEATH BENEFITS. In the event of the death of a Participant prior to complete distribution of his or her account, the Participant's death benefit shall be one hundred percent (100%) of the balance of his or her account as of (i) the most recent Valuation Date, less any distribution or withdrawals since that date for distributions prior to May 1, 1998, or (ii) for distributions made after April 30, 1998, the Valuation Date immediately prior to the distribution. Such death benefit shall be paid to his or her designated Beneficiary, subject to the rights of a surviving Spouse pursuant to paragraph 9.4 below, and paragraph 17.7 with respect to an alternate payee. Commencement of the distribution of the death benefit shall occur as soon as reasonably possible after the date the Participant died, unless the Beneficiary (or surviving Spouse, if applicable) elects to defer distribution to a later date, and provided that the distribution shall be made in accordance with the requirements of paragraph 11.6. The death benefit shall be paid under any method of payment set forth in paragraph 11.4 which is selected by the recipient or, if the recipient does not select the method of payment within a reasonable period of time, the death benefit shall be paid in one lump sum.

         9.2 DESIGNATION OF BENEFICIARY. At any time and from time to time, each Participant, by written direction to the Committee, shall have the unrestricted right to designate the Beneficiary to receive death benefits payable hereunder, subject to the provisions of paragraph 9.4. Such designation or selection must be made on forms furnished by the Employer and filed with the Committee prior to the Participant's death, otherwise the designation shall be null and void. The signature of a Participant to any document in which a Beneficiary and method of payment are selected or requested to be selected shall constitute conclusive evidence that such Beneficiary or such method of payment has been designated or selected by such Participant, regardless of the fact that there may be other signatures on such document, and regardless of the fact that the signature of such Participant may appear only in the form of a consent. If no Beneficiary is effectively designated at the time of the death of a Participant, the death benefit shall be payable, subject to the provisions of paragraph 9.4, to the first surviving class of the following:

                  (a)      surviving Spouse;

                  (b)      surviving lineal descendants, per stirpes;

                  (c)      surviving parents;

                  (d)      surviving brothers and sisters; or

                  (e) the personal representative of the estate of such Participant.

         9.3 DOCUMENTATION OF PAYMENT. The Committee may require the execution and delivery of such documents, papers and receipts as may be deemed necessary in order to be assured that the payment of any of said death benefits is properly made and is made to the proper person or party entitled thereto, even if this results in delaying the payments beyond the time specified in paragraph 9.1.

         9.4 RIGHTS OF SURVIVING SPOUSE. Except as provided below, if a Participant dies before his Total Account has been distributed, then such account shall be payable upon the death of the Participant to the Participant's surviving Spouse regardless of any Beneficiary designation to the contrary, and no designated Beneficiary shall have any rights, claims or actions for benefits under this Plan unless the Spouse consents to the designation as set forth herein. The consent of a surviving Spouse to a designation shall be effective only if the surviving Spouse consents or has consented in writing to the designation of a Beneficiary on a form prescribed by the Committee which names the particular Beneficiaries other than the Spouse including any class of Beneficiaries or any contingent Beneficiaries, the consent acknowledges the effect of the election, the consent is witnessed by a representative of the Plan or a notary public, and the consent is received by the Committee. Any consent by a Spouse shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse of the Participant. The Committee shall be fully protected in directing payment in accordance with such a consent, and the Plan shall be discharged from liability to the extent of payments made pursuant to the consent. The consent of the Spouse to a particular Beneficiary designation is irrevocable and any subsequent change in the named non-Spouse Beneficiaries shall not be effective without the consent of the Spouse, given as prescribed above. No consent of a Spouse is required if the Participant has no surviving Spouse, the Participant's surviving Spouse cannot be located, or if other circumstances exist as may be prescribed by regulations issued by the Treasury Department.

                                     ARTICLE X

                            TERMINATION OF EMPLOYMENT

         10.1 RIGHTS UPON TERMINATION OF EMPLOYMENT. If a Participant ceases to be an Employee prior to death and prior to reaching his or her Normal Retirement Date, then notwithstanding any of the provisions of this Plan to the contrary, the rights and interests of such Participant in this Plan and under this Agreement shall be and hereby are expressly limited in the manner provided for in this Article. For purposes of this Plan and unless stated otherwise, a Transferred Participant shall be deemed not to have terminated his or her employment while employed by a Related Entity or the Employer and shall be considered an Active Participant hereunder and his or her account

Participant and his or her Beneficiary (unless the Beneficiary is the Participant's Spouse, in which case this percentage limitation shall not apply). If distribution of the Participant's benefits has commenced and the Participant dies before his or her entire account has been distributed, the remaining portion of such account must be distributed at least as rapidly as it would have been under the payment method in force for distributions to the Participant as of the date of death. If a Participant dies before distribution of his or her account has commenced, the remaining account balance must be distributed no later than five (5) years after the death of the Participant except that if the account becomes payable to a Beneficiary designated by the Participant, the distribution can be made over a period of years selected by the Beneficiary pursuant to paragraph 11.4 provided (i) the period of years does not extend beyond the life expectancy of the designated Beneficiary, and (ii) distributions to the designated Beneficiary begin not later than one (1) year after the date of the Participant's death or such later date selected in accordance with regulations issued by the Treasury Department. However, if the designated Beneficiary is the Participant's surviving Spouse, the commencement of distributions to the surviving Spouse may be delayed until the date on which the Participant would have attained age seventy and one-half (70-1/2) and, if the surviving Spouse dies before commencement of distributions to such Spouse, subsequent distributions shall be governed by the rules of this paragraph as shall continue to be maintained while employed by a Related Entity or the Employer.

         10.2 VESTING UPON TERMINATION. Upon termination of employment, a Participant shall be vested in an amount equal to his or her Vested Account, determined in accordance with Article VII.

         10.3 PAYMENT TO TERMINATED PARTICIPANTS. Distribution of a terminated Participant's Vested Account will commence in accordance with the provisions of Article XI.

         10.4 FORFEITURES. If a Participant terminates service with the Employer, the non-vested portion of the Participant's discretionary employer contribution account shall be forfeited in accordance with subparagraph (a) below, if applicable, or subparagraph (b) if (a) is not applicable, and shall be reallocated as provided in paragraph 6.2.

                  (a)      Cash Out and Buy Back Rule:

                           (i) If the Participant upon termination of employment receives the entire vested balance in his discretionary employer contribution account no later than the last day of the second Plan Year following the Plan Year in which the Participant terminated participation in the Plan, the non-vested portion of the Participant's discretionary employer contribution account shall be forfeited as of the date as of which the distribution is completed. If the terminated Participant has no vested interest in his discretionary employer contribution account, then for purposes of this paragraph he shall be deemed to have received a cash out distribution of his entire vested balance in such account as of the first Valuation Date following his termination of employment and he shall forfeit his entire interest in such account as of such date.

                           (ii) If a Participant receives a distribution pursuant to subparagraph (a)(i) and resumes service as an Employee before he incurs five (5) consecutive One Year Breaks in Service, the Participant's discretionary employer contribution account will be restored to the balance in the account on the date of the distribution if the Participant repays to the Plan the amount for the distribution from such account before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer, or the date on which the Participant incurs, after such termination, five (5) consecutive One Year Breaks in Service. This subparagraph (a)(ii) shall apply only if the Participant forfeited a portion of his discretionary employer contribution account at the time of the prior distribution. If such a rehired Employee was deemed to have received a distribution pursuant to the last sentence of subparagraph (a)(i) when he last terminated employment, then his prior forfeiture shall be restored as of the last day of the Plan Year in which the Employee is rehired.

                           (iii) Forfeitures which must be restored shall first come from the forfeitures which occurred during the current Plan Year or, if not sufficient, the Employer shall make additional Employer contributions in an amount sufficient to reestablish the forfeitures of an Employee who is reemployed. Restoration of the account shall occur as of the last day of the Plan Year in which full repayment is made or deemed to be made pursuant to subparagraph (a)(ii) and any addition assets which are required to be contributed for the restoration of the account must be contributed no later than the last day of the Plan Year following the Plan Year in which full repayment occurs.

                           (iv)     the repayment by the Employee and
                           restoration of the discretionary employer contribution account balance shall not be treated as an annual addition.

                           (v) Notwithstanding any other provisions of this subparagraph (a), if a Participant terminated employment and incurred a One Year Break in Service prior to February 1, 1985, any forfeiture which occurred prior to February 1, 1985 as a result of his or her termination shall not be reestablished.

                  (b)      Delayed Forfeitures:

                           (i) If subparagraph (a) is not applicable and if a distribution is made at a time when a Participant has a vested right to less than 100% of the discretionary employer contribution account and the Participant has not incurred five (5) consecutive One (1) Year Breaks in Service, the Participant's vested interest shall be determined as follows:

                                    (aa)     A separate subaccount will be
                           established for the Participant's remaining interest in the discretionary employer contribution account as of the time of the distribution, and

                                    (bb)     At any relevant time the
                           Participant's vested interest in the separate subaccount will be equal to an amount ("X") determined by the following formula:

                           X=P times [AB + (R times D)] - (R times D). For purposes of applying the formula, P is the vested percentage at the relevant time, AB is the subaccount balance at the relevant time, D is the amount of distribution, and R is the ratio of the subaccount balance at the relevant time to the discretionary employer contribution account balance after distribution.

                  (ii) If subparagraph (a) does not apply, when a terminated Participant incurs five (5) consecutive one (1) Year Breaks in Service, the non-vested portion of the discretionary employer contribution account, as determined pursuant to subparagraph
                  (b)(i), shall be immediately forfeited. The vested portion of the discretionary employer contribution account, if any, shall be credited to a subaccount which shall represent the Participant's vested interest in his Discretionary employer contribution account prior to reemployment. Thereafter, the Participant shall be fully vested in such subaccount and the vesting schedule set forth in Article VI shall apply only to amounts which are allocated to the Participant's Discretionary employer contribution account after reemployment.

         10.5 BENEFITS UPON REEMPLOYMENT. If a terminated or retired Participant returns to the employ of the Employer, further distributions will be made only in accordance with the provisions of
Article XI regarding suspension of benefit payments during reemployment. The balance in the reemployed Participant's Vested Account plus any reestablished forfeiture determined under paragraph 10.4 shall become the beginning balance in the reemployed Participant's account.

         10.6 TERMINATION DUE TO DISABILITY. Notwithstanding any of the other provisions of this Plan, if a Participant shall terminate his or her employment due to a Disability which occurred while he or she was employed by the Employer, such disabled Participant shall be entitled to receive his or her Vested Account in accordance with the provisions of Article XI.

                                   ARTICLE XI

                               PAYMENT OF BENEFITS

         11.1 NOTICE TO TRUSTEE. The Committee shall notify the Trustee in writing when the Actual Retirement Date or Termination Date of each Participant occurs.


         11.2 TRUSTEE'S DUTIES. Upon receipt of such notification and subject to the other provisions of this Article, the Trustee shall take such actions as may be necessary in order to distribute to such Participant or his or her Beneficiary, in accordance with this Article, the Participant's account, subject to the rights of an alternate payee pursuant to paragraph 17.7.

         11.3 COMMENCEMENT OF PAYMENT. Subject to the balance of this paragraph, for a Participant who terminates employment for any reason and for Participants who make financial hardship withdrawals pursuant to paragraph 11.9 or early withdrawals pursuant to paragraph 11.10, distribution of benefits hereunder shall commence as soon as administratively feasible after the Participant terminates employment or receives approval from the Committee for a hardship withdrawal or early withdrawal or, for such withdrawals made prior to May 1, 1998, if the Participant elects to defer distribution, then as soon as reasonably possible after any subsequent Valuation Date with regard to which the valuation of Plan accounts has been completed and certified by the Committee to the Trustee as being correct. A benefit notice shall be provided to the Participant at least 30 days, but not earlier than 90 days before benefits may commence. The notice should explain the optional forms of payment as well as any right to defer commencement of benefits. The Participant may waive the 30 day minimum notice requirement, or any portion thereof, to the extent allowed by the Code and ERISA. The distribution shall be based upon the vested balance in the Participant's Total Account on the most recent Valuation Date and for such withdrawals made prior to May 1, 1998, such amount shall be increased by the vested portion of Employer Contributions, including Elective Contributions, which are to be allocated to the Participant's Total Account subsequent to such Valuation Date. If the Participant delays distribution pursuant to paragraph
11.8 and subsequently files a written request with the Committee for a distribution, the distribution will be based upon the vested balance in the Participant's Total Account as of the Valuation Date immediately prior to date the distribution is processed by the Trustee. If such a Participant (or his Beneficiary if the Participant dies) does not file a request for distribution of his benefits, distribution shall made as if the Participant (or Beneficiary) had filed a written request that his benefits be distributed as of the date the Participant attains (or would have attained) age sixty-five
(65).

         Without the written consent of the Participant, no benefits will be paid to a Participant or Beneficiary, before he or she reaches age fifty-nine and one-half (59-1/2), unless payment is made on account of death, Disability or termination of employment with the Employer and all Related Entities after attainment of age fifty-five (55). Subject to all of the provisions of this paragraph, the Participant's or Beneficiary's benefits shall begin as soon as possible after the receipt of the recipients request for payment of benefits. If the recipient does not file a written request for benefits within a reasonable time after receiving notice from the Employer that he is entitled to benefits, the recipient's benefits shall be paid to the recipient in a single lump-sum distribution subject to the provisions of paragraph 11.8. Any distribution is subject to the rights of a Surviving Spouse under paragraph 9.04 and to the rights of an Alternate Payee under paragraph 17.7. Notwithstanding any other provisions of this paragraph, unless the recipient elects to receive his benefits at a later date, and provided the Plan permits such a delay, the recipient's benefits must begin no later than the earlier of the following:

                  (a) Sixty (60) days after the close of the Plan Year in which the latest of the following occurs:

                           (i) the date on which the Participant attains age sixty-five (65); or

                           (ii) the tenth anniversary of the Participant's commencement of participation in this Plan; or

                           (iii) the date on which the Participant terminates
                  service with the Employer.

                  (b) All distributions generally must commence by the Participant's "required beginning date," (as defined in this paragraph) subject to any distribution elections made in advance of the required beginning date, if applicable. A Participant's required beginning date is April 1 following the close of the calendar year in which the Participant attains age 70 1/2. However, if the Participant is still actively employed by the Employer or a Related Entity on December 31 of the year in which the Participant attains age 70 1/2 and the Participant is not a five percent (5%) owner, as defined below, then the required beginning date shall be April 1 of the year following the year in which the Participant retires from the Employer and all Related Entities or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a five percent (5%.) owner. A Participant shall be deemed to be a five percent (5%) owner if the Participant is a "5-percent owner" as defined in Section

416(i)(1)(B) of the Code for the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 or any later Plan Year. A mandatory distribution will be made in a lump sum at the Participant's required beginning date unless the Participant makes a valid election to receive an alternative form of payment.

         11.4 PAYMENT OPTIONS. Once a Participant or Beneficiary becomes entitled to begin receiving benefits, he or she shall file a written request for benefits with the Committee. Subject to paragraph 11.5, the Participant or Beneficiary shall be entitled to request in writing that the benefits be paid in cash or distributed in kind under a method of payment selected by such Participant or Beneficiary from those methods of payment set forth below:

                  (a)      a single lump-sum distribution;

                  (b) a term certain annuity which provides for monthly, quarterly or annual payments over a period to be selected by the Participant or Beneficiary, subject to the provisions of paragraph 11.6. If a Participant selects a term certain annuity, the Committee, at its discretion, may instruct the Trustee to purchase such an annuity from a reputable insurance company selected by the Committee or the Committee may instruct the Trustee to pay a term certain annuity from the Trust. If paid from the Trust, the Participant or Beneficiary shall receive monthly payments until the account is reduced below the amount of one monthly payment regardless of the number of actual payments that are made. The balance of the funds in the account which remains after the final monthly payment has been deducted shall be distributed along with the final monthly payment. The Committee shall set the monthly payment after taking into consideration the balance in the account, the expected future earnings on the account, any expenses that may be allocated to the account and any other factors or reasonable actuarial assumptions that are necessary in making a reasonable estimate. Once payments begin, the Committee may, but is not required, to recalculate and alter the periodic payments if it determines that the actual earnings on the Participant's account materially differ from the original estimate of earnings used in the earlier calculation of the installment distribution. A monthly installment payment shall not be less than an amount equal to one-twelfth (1/12) of the amount obtained by dividing the value of the Participant's account as of the most recent year-end Valuation Date by either (i) the Participant's life expectancy, or (ii) the joint life and last survivor expectancy of the Participant and his or her designated Beneficiary, at the time benefit payments commenced, less one (1) year for each Plan Year which has commenced since benefit payments commenced. Life expectancies shall be calculated using the return multiples of Treasury Regulation Section 1.72-9. If the Plan is terminated, the Committee may direct the Trustee to use the remaining account balance to purchase a term-certain annuity selected by the Committee for the remaining period of distribution originally selected by the Participant.

         11.5 LIMITED LUMP SUM PAYMENTS. Once a Participant terminates employment with the Employer and all Related Entities and notwithstanding anything to the contrary pertaining to the payment of benefits and the election of optional forms of benefits, a lump sum payment shall be made to any Participant, Spouse or Beneficiary where the vested portion of his or her Total Account does not exceed Three Thousand Five Hundred Dollars ($3,500) for Plan Years ending prior to February 1, 1998, and Five Thousand Dollars ($5,000) for Plan Years beginning after January 31, 1998, and such Participant, Spouse or Beneficiary shall be paid a lump-sum amount equal to his or her interest in the Plan, thereby relinquishing any right or interest the recipient may have in any annuity or monthly payments hereunder. Payment shall commence as soon as administratively feasible following termination of employment.

         11.6 LIMITATION ON PERIOD OF DISTRIBUTION. If a Participant elects to receive his or her benefits in monthly installment payments in accordance with paragraph 11.4, the period of years selected may not exceed the life expectancy of such Participant or the joint life and last survivor expectancy of such Participant and a Beneficiary designated by the Participant as calculated using the return multiples of Treasury Regulation Section 1.72-9, and shall be further limited, if necessary, in order that the present value of the expected payments to the Participant shall be at least fifty percent (50%) of the present value of all payments expected to be made to the if the Spouse had been the Participant. For purposes of this paragraph, any amount paid to a child of the Participant shall be treated as if it has been paid to the Participant's surviving Spouse if distribution of the account will become payable to the surviving Spouse (i) when the child attains the age of majority or (ii) upon any other designated event permitted under regulations issued by the Treasury Department.

         11.7 SUSPENSION OF BENEFIT PAYMENTS DURING REEMPLOYMENT. A Participant who retires under the provisions of the Plan, or a Participant who terminates service with an Employer before his, or her Normal Retirement Date, and who is currently receiving any benefits under the Plan shall not receive any benefit payments during a period of reemployment unless the payments are pursuant to a hardship withdrawal under paragraph 11.10 or an in-service withdrawal under paragraph 11.11. Such benefit payments will be suspended during the reemployment and will be recalculated at the reemployed individual's next Termination Date in accordance with the Plan.

         11.8 CONSENT TO DISTRIBUTION PRIOR TO RETIREMENT AGE. If a Participant is entitled to a distribution of benefits hereunder, no distribution of benefits may commence before the Participant attains age 65 unless the Participant provides written consent to the commencement of the distribution. Such consent shall be contained in the written request for benefits filed with the Committee pursuant to paragraph 11.4 and must be filed not more than ninety
(90) days prior to the commencement of the distribution of any part of the benefit. This paragraph shall not apply to distributions made pursuant to the provisions of paragraphs 5.2, 5.5, 5.11 or 11.5.

         11.9 FINANCIAL HARDSHIP WITHDRAWALS. A Participant may apply for a distribution of up to the total amount of his Elective Contributions plus the amount in any Rollover Account, in the event of a financial hardship. However, the Committee shall permit such a distribution only on account of an immediate and heavy financial need of the Participant, as determined by subparagraph (a) and only to the extent that the distribution is necessary to satisfy such immediate and heavy financial need, as determined by subparagraph (b).

                  (a) Distribution deemed necessary to satisfy financial need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                           (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant,

                           (ii)     The Participant has obtained all
                                    distributions, other than hardship
                                    distributions, and all nontaxable loans
                                    currently available under all plans
                                    maintained by the Employer and all Related
                                    Entities,

                           (iii) The Participant may not make Elective Contributions under this Plan and all other plans maintained by the Employer and any Related Entity. The Participant's Elective Contributions under this Plan and all plans maintained by the Employer and all Related Entities will be suspended for at least twelve (12) months after receipt of the hardship distribution, and

                           (iv) The Participant may not make Elective Contributions under this Plan and all other plans maintained by the Employer and any Related Entity for the calendar year immediately following the calendar year of the hardship distribution in excess of the applicable limit under Section 402(g) of the code for such next calendar year less the amount of such Participant's Elective Contributions for the calendar year of the hardship distribution.

                   Notwithstanding the above provisions, if any plan maintained by the Employer or any Related Entity does not provide the limitations set forth in subparagraphs (a)(iii) or (a)(iv), a distribution from this Plan shall not be deemed necessary to satisfy a financial need.

                           (b)      Deemed immediate and heavy financial need. A
distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                           (i) Medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or any dependents of the Participant (as defined in Section 152 of the Code);

                           (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                           (iii) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents; or

                           (iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  11.10 EARLY WITHDRAWAL BENEFITS. Once a Participant attains age fifty-nine and one-half (59-1/2) and has a 100% vested interest in his Total Account he may commence distribution of his entire account balance as of any Valuation Date upon written notice to the Committee at least forty-five (45) days prior to such date. Payment of benefits pursuant to this paragraph shall be made in accordance with the provisions of Article XI as if the

Participant had terminated employment as of the date distribution shall commence.

                  11.11 LOANS TO PARTICIPANTS. Loans to Participants from this Plan are not permitted.

                  11.12 SPECIAL RULES FOR TEFRA ELECTIONS AND PRIOR DISTRIBUTIONS. A distribution to any Participant or Beneficiary, including a Participant who is a five percent (5%) owner, as defined in Section 416(i)(1)(B) of the Code, may be made without regard to the provisions of this Plan which require that (i) distributions must commence no later than age 70-1/2 or actual retirement (as detailed at paragraph 10.3), (ii) minimum payments must be made if monthly installments are selected (as detailed at paragraph 10.4), (iii) the period of years under monthly installment distributions must be limited to life expectancies (as detailed at paragraph 10.6), or (iv) distributions after the death of a Participant must commence within a certain time and may not continue beyond a certain period (as detailed at paragraph 10.6), if the distribution is made in accordance with the requirements of (a) or (b) as applicable:

                           (a)      This paragraph shall apply if, with respect
to a distribution to a Participant:

                           (i) the distribution by the Trust is one which would not have disqualified the Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984;

                           (ii) the distribution is in accordance with a method of distribution designated in writing and signed by the Participant or, if the Participant was deceased, by the Participant's Beneficiary, prior to January 1, 1984;

                           (iii) the Participant had accrued a benefit under the Plan as of December 31, 1983;

                           (iv) the method of distribution designated by the Participant or Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made and, in the case of any distribution upon the Participant's death, the Beneficiaries listed in order of priority; and

                           (v) the method of distribution selected provides that the present value of the expected payments to the Participant shall be at least fifty percent (50%) of the present value of all payments expected to be made to the Participant and his or her beneficiary.

                           (b)      This paragraph shall apply if, with respect
to a distribution to a Beneficiary, the requirements of subparagraphs (a)(i) through (a)(iv) inclusive are satisfied with respect to the distributions to be made after the death of the Participant.

                           (c)      For any distribution which commences before
January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the two requirements of subparagraphs (a)(i) and (a)(iv) above.

                           (d)      If a designation is revoked, any subsequent
distribution must satisfy the general distribution requirements of this Plan. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of a Beneficiary under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not after the period over which distributions are to be made under the designation, directly or indirectly, including the altering of the relevant measuring life.

                  11.13 ALLOWANCE OF DIRECT ROLLOVERS. This Paragraph applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this Paragraph, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Paragraph 11.13 and Paragraph 11.14, the following definitions shall apply:

        An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        An "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributee.


         11.14 SPECIAL RULES REGARDING DIRECT ROLLOVERS. Notwithstanding any other provisions of this Article XI to the contrary, effective February 1, 1993, in addition to the provisions of Paragraph 11.13, a distributee who is entitled to receive an eligible rollover distribution pursuant to Paragraph 11.13 may elect, on a form provided by the Committee, to make a direct rollover of a portion of his Vested Account eligible for distribution in a single lump sum and to receive the remaining portion of his Vested Account eligible for distribution in the form of installment payments otherwise allowed under Article XI, unless the provisions of paragraph 11.5 regarding limited lump sum payments apply.

         11.15 DISTRIBUTION TO ALTERNATE PAYEE PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER. Effective February 1, 1994, distribution of benefits to an Alternate Payee pursuant to a Qualified Domestic Relations Order (as both are defined in Section 414(p) of the Code and Paragraph 17.7 of the Plan) may commence in accordance with the distribution provisions of the Plan at any time as specified by such Qualified Domestic Relations Order. In such situations where the Alternate Payee's distribution occurs prior to commencement of distributions to the

Participant whose account is subject to the Qualified Domestic Relations Order and prior to the date the Participant attains his "earliest retirement age" (as defined in Section 414(p)(4)(B) of the Code), the time and form of payment shall be determined pursuant to the Plan as if the Alternate Payee had been a Participant who terminated employment immediately prior to the date of distribution specified in the Qualified Domestic Relations Order. Notwithstanding the above, distribution of benefits to an Alternate Payee shall not commence prior to the earlier of (i) the date such Participant becomes eligible to receive a distribution or (ii) the date such Participant attains the "earliest retirement age" unless such Alternate Payee consents in writing to such early distribution, or unless the present value of the benefit to be paid to such Alternate Payee does not exceed Three Thousand Five Hundred Dollars ($3,500) for Plan Years ending prior to February 1, 1998, or Five Thousand Dollars ($5,000) for Plan Years beginning after January 31, 1998.

                                   ARTICLE XII

                              TOP-HEAVY PROVISIONS

         12.1 TOP-HEAVY DETERMINATION. For any Plan Year beginning after December 31, 1983, this Plan is a Top-Heavy Plan only if, as of the Top-Heavy Determination Date, either of the following conditions exists:

                  (a) The Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of a required aggregation group, as defined in subparagraph 12.3.

                  (b) This Plan is part of a required aggregation group of plans and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%).

        Notwithstanding the provisions of (a) and (b) above, if this Plan is also part of a permissive aggregation group of plans, as defined in subparagraph 12.3, and the Top-Heavy Ratio for the permissive aggregation group of plans does not exceed sixty percent (60%), this Plan shall not be a Top-Heavy Plan.

         12.2 TOP-HEAVY RATIO DEFINED. The Top-Heavy Ratio shall be computed as follows:

                  (a) If the Employer maintains this Plan alone or this Plan and one or more defined contribution plans (including any simplified employee pension plans) and the Employer has not maintained any defined benefit plan which had Accrued Benefits during the five-year period ending on the Top-Heavy Determination Date, the Top-Heavy Ratio for this Plan alone or for the required aggregation group or permissive aggregation group (as appropriate) is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Top-Heavy Determination Date and the denominator of which is the sum of all Account Balances for all participants in all such defined contribution plans.

                  (b) If the Employer maintains this Plan alone or this Plan and one or more defined contribution plans (including any simplified employee pension plans) and the Employer maintains or has maintained one or more defined benefit plans which had Accrued Benefits during the five-year period ending on the Top-Heavy Determination Date, the Top-Heavy Ratio for the required aggregation group or permissive aggregation group (as appropriate) is a fraction, the numerator of which is the sum, for all Key Employees, of the Account Balances under the defined contribution plan or plans and the Accrued Benefits under the defined benefit plan or plans as of the Top-Heavy Determination Date, and the denominator of which is the sum, for all participants in such plans, of the Account Balances under the defined contribution plan or plans and the Accrued Benefits under the defined benefit plan or plans as of the Top-Heavy Determination Date.

                  (c) When aggregating plans, Account Balances and Accrued Benefits shall be calculated as of the Top-Heavy Determination Dates that fall within the same calendar year.

         12.3     REQUIRED AGGREGATION GROUP AND PERMISSIVE AGGREGATION GROUP
DEFINED.

                  (a) A required aggregation group is a group of two or more plans including this Plan which consists of the following:

                           (i) each qualified plan of the Employer in which at least one (1) Key Employee participates; and

                           (ii) each qualified plan of the Employer which enables a plan described in (i) above to meet the requirements of Section 401(a)(4) of the Code (regarding nondiscrimination in contributions or benefits) or Section 410 of the Code (regarding minimum participation standards).

                  (b) A permissive aggregation group is a group of two or more plans including this Plan which consists of the following:

                           (i)      this Plan;

                           (ii) any plan or plans of the Employer included in the required aggregation group (if any); and

                           (iii) any other plan or plans of the Employer which when considered as a group with the plan or plans described in subparagraphs (i) or (ii) above would satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         12.4 ACCOUNT BALANCE DEFINED. Subject to the provisions of paragraph 12.6 below, the Account Balance as of any Top-Heavy Determination Date shall be equal to:

                  (a) the value of the participant's account as of the most recent valuation date occurring within a twelve (12) month period ending on the Top-Heavy Determination Date; plus

                  (b) an adjustment for the amount of any contributions actually made to the account after the valuation date, but on or before the Top-Heavy Determination Date (except that in the first plan year of the plan the adjustment shall also include the amount of any contributions made after the Top-Heavy Determination Date that are allocated as of a date in that first plan year); plus

                  (c) an adjustment for distributions as provided in subparagraph 12.6(b).

         12.5 ACCRUED BENEFIT DEFINED. Subject to the provisions of paragraph 12.6 below, the Accrued Benefit as of any Top-Heavy Determination Date shall be equal to:

                  (a) the present value of the accrued benefit as of the most recent valuation date which is within a twelve (12) month period ending on the Top-Heavy Determination Date, calculated using the actuarial assumptions utilized in funding the defined benefit plan, taking into account those certain assumptions regarding current employees provided by Code Section 416 and the regulations thereunder, where the valuation date shall be the same valuation date used for computing plan costs for minimum funding regardless of whether a valuation is performed that year; plus

                  (b) an adjustment for distributions as provided in subparagraph 12.6(b); less

                  (c) an adjustment for certain rollovers or transfers accepted by the plan as provided by subparagraph 12.6(c).

         12.6 ADJUSTMENTS TO ACCOUNT BALANCES AND ACCRUED BENEFITS. The following adjustments shall be made in computing all Account Balances and Accrued Benefits:

                  (a)      Deductible employee contributions, as defined in Code
Section 72(o)(5)(A), shall not be taken into account.

                  (b) Distributions made within the plan year that includes the Top-Heavy Determination Date and within the four preceding plan years shall be added to a participant's Account Balance or Accrued Benefit, including distributions of employee contributions made during and before the plan year, except as follows:

                           (i) Distributions made after the valuation date and prior to the Top-Heavy Determination Date shall not be included to the extent that such distributions were considered as part of a participant's Account Balance or Accrued Benefit as of the valuation date in computing his Account Balance or Accrued Benefit.

                           (ii) As provided in subparagraph 11.6(c) below, certain transfers of assets and distributions which are rolled over by the participant into another qualified plan are not considered distributions for purpose of this paragraph (b).

                           (iii) As provided under Code Section 416 and the regulations thereunder, certain other distributions shall not be considered distributions for purposes of this subparagraph (b).

                  (c) Rollovers and transfers of assets shall be considered as follows:

                           (i) In the case of "unrelated" rollovers and transfers, as defined below, the plan making the distribution shall add the distribution to the participant's Account Balance or Accrued Benefit and the plan accepting the rollover or transfer shall not include the rollover or transfer as part of the participant's Account Balance or Accrued Benefit if such rollover or transfer was accepted after December 31, 1983, but the receiving plan shall so include such rollover or transfer and the plan making the transfer shall not include such amount if accepted prior to January 1, 1984.


                           (ii) In the case of "related" rollovers and transfers, as defined below, the plan making the distribution shall not add the distribution to the participant's Account Balance or Accrued Benefit and the plan accepting the rollover or transfer shall include the rollover or transfer as part of the participant's Account Balance or Accrued Benefit, regardless of the date accepted.

An "unrelated" rollover or transfer is one which is initiated by the employee and paid from a plan maintained by one employer to a plan maintained by another employer, where the two employers are not required to be aggregated under Code
Section 414(b), (c) or

(m). A "related" rollover or transfer is any rollover or transfer which is not an unrelated rollover or transfer.

         12.7 EMPLOYEES EXCLUDED FROM COMPUTATIONS. For plan years beginning after December 31, 1984, the Accrued Benefit and the Account Balance of a participant shall not be taken into account in determining the Top-Heavy Ratio if the participant has performed no service for the Employer or a Related Entity during the five-year period ending on the Top-Heavy Determination Date. If the former Employee is rehired and performs service for the Employer or a Related Entity, his or her Accrued Benefit and Account Balance shall be included in determining the Top-Heavy Ratio. For any plan year, if a participant ceases to be a Key Employee but remains employed, his or her Accrued Benefit and Account Balance shall be disregarded in determining the Top-Heavy Ratio for any plan year after the last plan year for which the participant was a Key Employee.

         12.8 ADJUSTMENTS TO SECTION 415 LIMITATIONS. For any Plan Year in which the Plan is a Top-Heavy Plan and for all subsequent Plan Years, the overall limitations on combined plan contributions and benefits under Section 415 of the Code shall be reduced by substituting 1.0 for 1.25 in the definitions of defined contribution fraction and defined benefit fraction in paragraph 5.4 of the Plan unless both of the following tests are satisfied:

                  (a) the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" in each place that it appears in paragraph 12.1, and

                  (b) each participant who is not a Key Employee receives an additional minimum benefit or contribution under a plan of the Employer. In the case of a participant who is not a Key Employee but who is employed on the Valuation Date and is participating only in a defined benefit plan, the additional minimum benefit for each year of service counted is one (1) percentage point, up to a maximum of ten (10) percentage points, of the Participant's average All Taxable Compensation for the five (5) consecutive years when the Participant had the highest All Taxable Compensation from the Employer, computed as described in Section 416(c)(1)(D) of the Code. In the case of a participant who is not a Key Employee but who is employed on the Valuation Date and is participating only in a defined contribution plan, the additional minimum contribution shall be one percent (1%) of the participant's All Taxable Compensation. In the case of a participant who is not a Key Employee but who is employed on the Valuation Date and is participating both in a defined benefit plan and a defined contribution plan, there shall be no minimum benefit provided under the defined benefit plan, but the additional minimum contribution under the defined contribution plan shall be four and one-half percent (4 1/2) of the participant's All Taxable Compensation.

         12.9 TOP-HEAVY PLAN REQUIREMENTS. For any Plan Year beginning after December 31, 1983 in which this Plan is a Top-Heavy Plan, the following special rules shall apply:

                  (a)      the minimum allocations provided at paragraph 4.7;
and

                  (b)      the special vesting table provided at paragraph 7.2.

                                 ARTICLE XIII

                             ADMINISTRATION OF FUNDS

         13.1 EXPENSES. In the event expenses of the Trust are not paid by the Employer directly and aside from its contribution to this Plan, such expenses shall be deemed to be a charge upon the Trust fund and the Trustee shall pay out such sums as may be required to defray such expenses and to satisfy such obligation to compensate the Trustee. Such payments shall be charged to the Participants' accounts in the same proportion and manner as losses of the Trust are chargeable and the Trustee shall not be required to see to the reimbursement of such sums to the Trust fund by or from the Employer.

         13.2 ACCOUNTS. The Committee shall maintain the accounts set forth in paragraph 6.1 in the name of each Participant.

                                   ARTICLE XIV

                           THE TRUSTEE AND INVESTMENTS

         14.1 TRUSTEE'S DUTIES. The Trustee shall hold, use and apply all funds and other assets received by it subject to the terms and provisions of this Plan and Trust and for the purposes set forth herein. The Trustee hereby accepts the Trust created hereunder and agrees to perform its duties under this Plan and Trust.

         14.2 TRUSTEE'S POWERS. The Trustee shall have all of the powers necessary for carrying out the purposes of this Trust. Without limiting the powers and authority of the Trustee, except as provided in paragraph 14.3, the Trustee shall have the right at any time and from time to time with respect to any or all of the property which shall at any time or times form part of the principal or income of the Trust:

              (a) To sell, grant options to purchase, exchange or alter assets of the Trust fund or any of them; to enter into any contract without personal liability thereon.

              (b) To invest and reinvest all funds from time to time available for investment or reinvestment in (i) any securities or other personal property, including regulated investment companies, mutual funds, money market funds, common or commingled funds, including funds for which the Trustee or its affiliates serve as investment advisor or in any other capacity, fixed income securities, real estate, mortgages on real estate,


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guaranteed investment contracts or other similar investments, bonds and preferred or common stocks, covered options on such stocks, notes, government obligations, savings accounts, certificates of deposit, repurchase agreements and cash equivalents of the Trustee, its affiliates or others; (ii) "qualifying employer securities" as defined under Section 4.7 of ERISA, if not more than ninety-five percent (95%) of the fair market value of the Trust fund is represented by said qualifying employer securities; or (iii) "qualifying employer real property" as defined under Section 407 of ERISA, if not more than fifty percent (50%) of the fair market value of the Trust Fund is represented by said qualifying employer real property; or (iv) mortgages on property, whether owned by the Employer or others, even though such investments may not be authorized for reinvestment of trust funds under the laws applicable thereto; or
(v) life insurance;

              (c) To retain, without liability for loss or depreciation resulting therefrom, property originally received from the Employer, whether real or personal, for such time as it shall deem advisable although such property may not be of the character prescribed by law or by the terms of this instrument for the investment of other Trust assets and although it represents a large percentage or all of the Trust fund. Such original property may accordingly be held as a permanent investment.



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              (d) To lease property upon any terms or conditions and for any term of years although extending beyond the period of any Trust hereunder.

              (e) To cause any of the investments to be registered in its name or in the name of its nominee; any corporation or its transfer agent may presume conclusively that such nominee is the actual owner of any investment submitted for transfer.

              (f) To delegate powers, discretionary or otherwise, for any purpose to one or more nominees or proxies with or without power of substitution and to make assignments to, and deposits with, committees, Trustees, agents, depositories and other representatives; to retain any investment received in exchange in any reorganization or recapitalization.

              (g) To borrow money, assume indebtedness, extend mortgages and encumber by mortgage or pledge.

              (h) To vote and exercise all stockholders, or other rights with respect to any share of stock or security held by the Trustee, except (effective August 20, 1984) as provided in paragraph 14.5 below.

              (i) To determine the market value of any investment of the Trust fund for any purpose on the basis of such quotation, evidence, date or information as the Trustee may deem pertinent and reliable without any limitation whatever.

              (j) To collect principal and income due or payable to the Trust and to give a receipt therefor.



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              (k) To take any and all further action necessary or advisable in order to carry out the provisions and purposes of the Plan.

              (1) Notwithstanding that the Trustee may be holding common stock of the Employer or of any corporation in which the Trustee may be deemed an Affiliate or of any successor corporation resulting from any merger, reorganization, corporate or other change, the Trustee is authorized as Trustee to exercise, with respect to any such common stock, any and all of the powers, authorities and discretions provided herein, including, without limitation, the power to retain such stock as long as it may deem advisable, to vote in person or by proxy at corporate or other meetings and to grant proxies, discretionary or otherwise, in respect thereof. The Trustee shall incur no liability whatsoever by reason of any action taken pursuant to the provisions of this subparagraph except for its gross negligence or willful misconduct.

         14.3 DIRECTION OF TRUSTEE. With respect to the powers and authorities of the Trustee, the Committee shall have the right to direct the Trustee in writing with respect to the exercise of any such powers or authorities other than the voting of common stock as provided in paragraph 14.5 below. This shall include the right of the Committee to direct the Trustee to invest different types of accounts in different types of investments or investment funds. In addition, this shall include the right of the Committee to direct the Trustee to retain a specific investment


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manager or managers for the investment of all or any portion of the assets held in any account or subaccount maintained hereunder. The Committee shall also have authority to hire an investment manager or managers to manage one or more investment funds or options which can be offered to Plan Participants. In accordance with such rules as may be determined by the Committee, the Participants may be allowed to direct the Trustee to invest certain accounts or subaccounts, as delineated by the Committee, in one or more of the investment funds or options managed by the investment manager. [To the extent the Committee authorizes the use of such investment funds or options, the Participants shall be allowed to direct the Trustee to switch assets held in such accounts and subaccounts between the investment funds or options as of each Valuation Date.] The Committee may also terminate such process on at least thirty (30) days advance written notice to the Trustee and the affected investment managers and shall promptly notify each Participant of the change. The Committee or Employer may withdraw the authorization for an investment manager to invest all or any portion of the assets held in the Plan or any investment manager may resign by providing written notice of the removal or resignation at least thirty (30) days in advance of its effective date and said written notice shall be provided by said party to each of the other parties from the group consisting of the Committee, the Trustee and the investment manager. An investment manager shall mean any person, firm or corporation who is a registered investment advisor under the


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Investment Advisors Act of 1940, a bank or an insurance company and who acknowledges its fiduciary responsibility to the Plan in writing, in a manner satisfactory to the Committee and the Trustee. The Trustee shall be responsible for the investment of Plan assets under the investment control of an investment manager only after written notification of the resignation or removal of such investment manager is provided to the Trustee by the investment manager, by the Committee, or by the Employer. The Trustee shall cease to be responsible for the investment of assets that the Committee's written notification places under the direction of an investment manager at such time as the investment manager is retained and authorized to direct the investment of such assets. An investment manager retained hereunder may from time to time issue orders for the purchase or sale of securities directly to a broker and upon request the Trustee shall execute and deliver the appropriate trading authorizations on behalf of the investment manager. Notifications of the issuance of each such order shall be given promptly to the Trustee by the investment manager and the execution of each such order shall be confirmed by notice to the Trustee by the investment manager or the broker, in accordance with standard commercial practices. Upon such notification the Trustee shall be authorized to pay for securities sold against payment therefor, as the case may be. In connection with directions by the Committee to the Trustee as described in this paragraph, the Trustee shall be protected in acting upon such directions and upon any instruments,


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certificates or papers in connection therewith believed by it to be genuine.
Until the Committee shall give such directions or the Trustee receives written notification that the Committee shall be incapable for any reason of giving directions to the Trustee as herein provided for, the Trustee shall act and shall be protected in acting without directions as in its discretion it deems appropriate or advisable under the circumstances for carrying out the provisions of the Plan. In connection with directions by the Committee regarding the retention of an investment manager or managers, the Trustee shall have no duty or obligation to review any investment to be acquired, held or disposed of by, or at the direction of, any such investment manager or to make any recommendations with respect to the disposition or continued retention of any such investment. The Trustee shall be indemnified and held harmless by the Employer against any and all liability arising as a result of the Trustee acting pursuant to the direction of any investment manager or as a result of failing to act in the absence of such direction. Notwithstanding the provisions of paragraph 14.2(h), any investment manager retained as described in this paragraph shall have the sole responsibility and authority to vote and exercise all stockholders' or other rights with respect to any share of stock or other security held in any Plan account or subaccount under the investment control of such investment manager. Notwithstanding the provisions of paragraphs 14.2(l) and 14.5, any investment manager retained as described in this paragraph


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shall vote any shares of common stock of the Employer under the investment control of such investment manager in the same manner as the Trustee would be required to vote such shares pursuant to paragraph 14.5 if such shares were under the investment control of the Trustee.

         14.4 VOTING COMMON STOCK. The Committee shall direct the Trustee on voting all common stock of the Employer held by the Trustee pursuant to this Plan. When the Trustee receives notice of a meeting of the shareholders owning common stock of the Employer for which a vote of the Shareholders is required, the Trustee shall send copies of the notice to the Committee and request directions from the Committee as to voting such shares. The Committee shall direct the voting of such shares solely in the best interests of the Participants and Beneficiaries and shall deliver such directions in writing to the Trustee sufficiently in advance of the shareholders meeting to allow the Trustee adequate time to vote the shares by proxy.

         14.5 DELEGATION OF DUTIES. The Trustee may retain suitable agents, investment advisers and legal counsel and pay them reasonable expenses and compensation. The Trustee shall not be responsible for any loss occasioned by any such agents, investment advisers and legal counsel selected with reasonable care.



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         14.6 TRUSTEE'S RELIANCE ON OTHERS. The Employer shall furnish the
Trustee from time to time with certified copies of resolutions of its Board of Directors evidencing the appointment and termination of office of any members of the Committee, and of successors to such members, together with specimens of their signatures, and the Trustee shall be entitled to rely conclusively upon such resolutions and signatures as evidence of the identity of the members of the Committee and shall not be charged with notice of any change with respect thereto until the Company shall have furnished the Trustee with certified copies of resolutions of the Board of Directors relative to such change.

         14.7 COUNSEL TO TRUSTEE. The Trustee may consult with legal counsel, who may be counsel for the Employer or for the Trustee, with respect to any question pertaining to this Plan or to the duties of the Trustee hereunder, and shall be fully protected with respect to any action taken or omitted by it in good faith on the basis of the opinion of such counsel.

         14.8 LIABILITY OF TRUSTEE. To the extent permitted by law, the Trustee shall not be liable for any action taken or omitted except for its own willful misconduct or gross negligence.

         14.9 CHARGES AGAINST THE TRUST. The Trustee shall deduct as a charge against the Trust fund any and all taxes paid by it which may be imposed upon the income or principal of the Trust, or which the Trustee may be required to pay with respect to the interest of any Participant or other person in or to the Trust.


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Any charge which the Trustee is required to pay with respect to a Participant's or other person's interest shall not exceed the vested amount of his account.

         14.10 REASONABLE COSTS OF THE TRUST. The Employer may pay the reasonable costs and expenses of the Trustee incurred in the administration of this Trust, including Trustee's compensation and reasonable legal expenses. All expenses, including the Trustee's compensation and reasonable legal expenses, shall be paid from the Trust unless paid by the Employer and until paid shall constitute a charge upon the Trust.

         14.11 COMPENSATION OF TRUSTEE. The Trustee shall receive compensation in accordance with its standard schedule of fees in effect from time to time over the period during which its services are performed. The Trustee shall have a lien upon the Trust fund for such compensation until the same is paid by the Employer. In addition, the Trustee or its affiliates are hereby authorized to accept any additional fees which they derive by virtue of maintaining, managing or serving as the investment advisor of any common or commingled fund, mutual fund, regulated investment companies, or other such funds which may be maintained, managed or advised by any Trustee or its affiliates to the extent provided by law.

         14.12 INSPECTION OF RECORDS. The Trustee shall keep full and complete records and accounts of all receipts, disbursements and investments of the Trust. Such records and accounts shall be available for examination by the Employer during the business hours of the Trustee. Any Participant shall have the right, no more often than one time in any Plan Year, to inspect such records as pertain to him or her by making such request to the Committee. The Trustee shall not be required to make any inventory or appraisal or report to any court, nor to secure any order of court for the exercise of any power herein contained, and shall not be required to give bond.

         14.13 RESIGNATION OF TRUSTEE. The Trustee may resign upon giving thirty
(30) days' written notice to the Employer. The Board of Directors of the Employer may remove the Trustee acting as such at any time and appoint a successor Trustee. The appointment of a successor Trustee shall be effective upon the acceptance in writing of such Trusteeship by a successor Trustee. In such event the successor Trustee shall have full right, title and interest in and to every asset of the Trust, including, but not by way of limitation, each policy or contract subject to the Trust, without the necessity for any deed, assignment, release or instrument of transfer.

         14.14 STATEMENT OF ACCOUNTS. In case of the resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its accounts, which at the option of the Trustee may be made either by judicial settlement instituted by the Trustee in a court of competent jurisdiction, or by agreement of settlement between the Trustee and the Employer, and such


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agreement of settlement shall be binding upon all Participants and their
Beneficiaries.

         14.15 TRANSFER OF TRUST FUNDS. Upon such settlement, the Trustee shall transfer to the successor Trustee the Trust fund as it may then be constituted, and true copies of such of its records as relate to the Trust, and shall execute all documents necessary for transferring the assets of the Trust; and the Trustee shall thereupon be discharged from further accountability for all matters embraced in its settlement.

         14.16 INDEMNIFICATION OF TRUSTEE. The Trustee shall not be liable and shall be indemnified and held harmless by the Employer for any action taken at the direction of the Committee, or for any failure to act, if action can be reasonably taken only after receipt from the Committee of specific directions, or for failure to act, pending the receipt of direction from the Committee when direction is requested in writing by the Trustee.

         14.17 DISBURSEMENTS. No disbursement from the Trust fund shall be made by the Trustee for purposes of the payment of any Plan benefit except on the written direction of the Committee, and the Trustee shall have no duty or obligation whatsoever to inquire as to the accuracy of such direction or its propriety in light of the provisions of the Plan, ERISA or the Code. Upon written direction (which may be a continuing direction) from the Committee as to the name of any person to whom a distribution is to be made from the Trust fund and when such distribution is to


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be made and the amount thereof, the Trustee shall draw checks in the name of the person designated by the Committee and deliver such checks and/or other assets in such manner and in such amounts and at such times as the Committee shall direct. In the event the Trustee shall deem it necessary to withhold any distribution pending compliance with legal requirements with respect to probate of wills, appointment of personal representatives, payment or provision for estate or inheritance taxes, or for death duties or otherwise, the Trustee shall notify the Committee and shall thereafter take no action pending receipt of the Committee's instructions to distribute and request an agreement from the Employer, in form satisfactory to the Trustee, protecting it from any liability arising out of noncompliance with such requirements.

         14.18 PROHIBITION AGAINST DIVERSION OF FUNDS. It shall be impossible by operation of the Plan or of the Trust, by natural termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, except as specifically provided by the terms of this Plan.



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                                   ARTICLE XV

                            ADMINISTRATIVE COMMITTEE

         15.1 COMMITTEE. This Plan and Trust shall be administered by an Administrative Committee (herein referred to as the "Committee") of three (3) to seven (7) persons, who shall be appointed by the Board of Directors of Hughes Supply, Inc., and each Committee member shall hold office at the pleasure of such Board of Directors of Hughes Supply, Inc. Directors and officers of an Employer and Participants in the Plan may be appointed members of the Committee. Vacancies arising in the Committee from death, resignation, removal or otherwise shall be filled by the Board of Directors of Hughes Supply, Inc., but the Committee may act notwithstanding the existence of vacancies so long as a majority of the Committee remains.

         15.2 APPOINTMENT AND RESIGNATION OF MEMBER. A person appointed a member of the Committee shall signify his or her acceptance by filing a written acceptance with the Board of Directors of Hughes Supply, Inc. and filing a copy of such acceptance with the Trustee. A member of the Committee may resign by delivering his or her written resignation to the Board of Directors of Hughes Supply, Inc. and a copy thereof to the Trustee. Until the Trustee shall receive such written notice of acceptance or resignation from a member of the Committee, the Trustee shall be protected in acting upon any directions of the


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

Committee signed by such member or members upon any instruments, certificates or papers.

         15.3 POWER OF COMMITTEE. The Committee shall have complete control of the administration of this Plan and Trust, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Committee shall have the duty and authority to:

              (a) Determine the eligibility of Participants.

              (b) Interpret and construe the provisions of this Plan.

              (c) Decide any disputes which may arise with regard to rights of Employees, the Employer, and Participants, and their legal representatives or Beneficiaries under the terms of this Plan.

              (d) Direct the administration of this Plan.

         15.4 NON-DISCRIMINATION. The Committee shall not take any action or direct the Trustee to take any action whatsoever which would result in benefiting one Participant or group of Participants at the expense of another, or in discrimination as between Participants similarly situated, by the application of different rules to substantially similar sets of facts.

         15.5 COMMITTEE ACTION. The Committee shall act by a majority of the number constituting the Committee, and such action may be taken either by vote at a meeting or in writing without a meeting.

         15.6 AGENTS OF THE COMMITTEE. The Committee may appoint one or more agents, who need not be members of the Committee, who may sign all papers in its behalf.

         15.7 COMMITTEE RECORDS. The Committee shall keep a complete record of all proceedings and all data necessary for the administration of this Plan and Trust.

         15.8 REIMBURSEMENT OF EXPENSE. The members of the Committee shall serve without compensation for their services as such, but shall be reimbursed by the Employer for all necessary expenses incurred in the discharge of their duties. No member of the Committee shall incur any liability for anything done or omitted by him or her, excepting only liability for his or her own willful misconduct.

         15.9 EXPENSES AFTER DISCONTINUANCE. If the Employer advises the Committee in writing of its determination to make no further contributions to this Trust, the expenses of the Committee shall thereafter be charged against and paid out of the Trust fund, and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each Participant.

         15.10 INSPECTION OF RECORDS. The Committee may inspect the records of the Employer whenever such inspection may be reasonably necessary in order to determine any facts pertinent to the performance of the duties of the Committee under this Agreement. The Committee, however, shall not be required to make


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such an inspection, but may, in good faith, rely upon any statement of the
Employer or any of its officials or Employees.

         15.11 COMMITTEE CERTIFICATION. The findings and certification of fact on matters properly before the Committee shall be final and conclusive.

         15.12 DIRECTION OF TRUSTEE. Whenever the Committee shall direct the Trustee with respect to the exercise of any of the powers or authorities granted to the Committee hereunder, such direction shall be in writing and shall be signed by one or more of the members of the Committee designated by the Committee and such designation as to who is so authorized shall be filed with the Trustee. The Trustee shall not be required to act upon any written notice of the Committee unless the same is delivered to it, nor shall it be required to so act unless in its judgment, compliance with such direction would not substantially increase its duties and responsibilities or violate the provisions of this Plan. The Trustees shall be fully protected in accepting the Committee's written direction and acting upon any direction purporting to be from the Committee provided it does not violate any of the provisions of this Plan. When the Committee directs the Trustee to make a distribution, the date of distribution, for valuation purposes and otherwise, shall be the date the Trustee receives the Committee's written directions at the Trustee's principal place of business or at such other address that the Trustee may designate in writing to the Committee.

         15.13 CLAIMS. Claims for benefits under the Plan shall be filed with the Committee on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished the claimant within thirty (30) days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.

         15.14 HEARINGS. Any Participant, Employee, former Employee, or Beneficiary, who has been denied a benefit, or feels aggrieved by any other action of the Employer or Committee, shall be entitled, upon written request to the Committee, to receive a written notice of such action together with a full and clear statement of the reasons for the action. If the claimant wishes further consideration of his or her position, he or she may obtain a form from the Committee on which to request a hearing. Such form, together with a written statement of the claimant's position, shall be filed with the Committee not later than ninety (90) days after receipt of the written notification provided for above in paragraph 15.13. The Committee shall schedule an opportunity for a full and fair hearing of the issue within the next thirty (30) days. The decision following such hearing shall be made within thirty (30) days and shall be communicated in writing to the claimant.

                                   ARTICLE XVI

                        AMENDMENT AND TERMINATION OF PLAN

         16.1 ESTABLISHMENT OF PLAN. The Employer has established this Plan with the bona fide intention and expectation that from year to year it will be able to and will deem it advisable to make its contributions as herein provided. However, the Employer realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make its contribution as herein provided.

         16.2 AMENDMENT OR TERMINATION. The Employer may, by proper resolutions of its Board of Directors, amend this Plan at any time or times by written amendment executed in its name, by its duly authorized officers and delivered to the Trustee and Committee provided that no amendment shall:

              (a) Substantially change or increase the duties of the Trustee without its written consent.

              (b) Take away from any Participant or any Beneficiary of a deceased Participant any of the rights or benefits to which he or she is entitled under this Plan with respect to any contributions made prior to such amendment.

              (c) Direct that any use shall be made of Trust funds or assets other than for the benefit of Participants and their Beneficiaries, or provide that any Trust funds or payments under the Trust shall ever revert to or be made to the Employer.

         16.3 TERMINATION. In the event the Board of Directors decides it is impossible or inadvisable for the Employer to continue to make its contributions as herein provided, the Board of Directors shall have the power to terminate the Plan, in whole or in part, by appropriate resolution. A certified copy of such resolution shall be delivered to the then Participants, Trustee and Committee. In the event of such complete or partial termination or voluntary discontinuance or suspension of Employer contributions to the Plan, the amount then credited to the accounts of the Participants who are affected by the termination or discontinuance shall be fully vested in the affected Participants and distributed to them, or for their benefit, as if they had retired as of the date of such complete or partial termination unless the Committee decides that it is more prudent to continue to hold the assets in the Trust.

         16.4 EFFECT OF TERMINATION. After the date specified in such resolution, the Employer shall make no further contributions under the Plan, and at such specified date of discontinuance of contributions by the Employer, there shall be a one hundred percent (100%) vesting of all rights and benefits under this Plan, irrespective of the length of the Participants' Service under the Plan. However, the Trust shall remain in existence and all of the provisions of the Plan shall remain in force which are necessary, in the sole opinion of the Committee, other than the provisions relating to Employer contributions. The provisions of this paragraph 16.4 shall be subject to the provisions of paragraph 16.6.


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
this paragraph 16.4 shall be subject to the provisions of paragraph 16.6.

         16.5 SUCCESSOR ORGANIZATION. Nothing in this Article shall prevent the continuation of the Plan by a business organization which employs some or all of the Participants who are no longer employed by the Employer if the Employer consents to the continuation of the Plan and if such organization shall agree to assume the liabilities of this Trust with respect to such Participants. Upon agreement with the Trustee, such organization shall become the Employer with respect to such Participants. The account of any Participant who does not become an Employee of the assuming organization shall become fully vested and shall be distributed to such Participant as provided in Article X hereof.

         16.6 EFFECT ON SUCCESSORS. In the case of any merger or consolidation of the Trust with, or transfer of the Trust assets to, any other plan, the Participant will (if the Plan then terminates) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated).

         16.7 PAYMENT OF BENEFITS UPON TERMINATION. In the event that the Board of Directors of the Employer shall decide to terminate completely the Plan and Trust, it shall be terminated as of a date to be specified in certified copies of the Board of

Directors' resolutions to be delivered to the then Participants, Committee and Trustee. Upon termination of the Plan and after payment of all expenses and proportional adjustment of Participants' accounts to reflect such expenses, fund profits or losses and reallocations to the date of termination, each Participant or retired Participant shall be entitled to receive any amounts then credited to his or her account in the Trust fund. The Committee may direct the Trustee to make payment of such amount in cash, in assets of the Trust fund, or in the form of an immediate or deferred annuity in its sole discretion. However, the portion of the Participant's Account Balance or Accrued Benefit attributable to Elective Contributions or treated as Elective Contributions under Section 401(k) of the Code is not distributable unless the Participant is otherwise entitled under the Plan to a distribution of that portion of his or her Account Balance or Accrued Benefit or the Plan termination occurs without the establishment of a successor plan. A Successor Plan is a defined contribution plan, other than an Employee Stock Ownership Plan, maintained by the Employer or by a Related Employer at the time of the termination of the Plan or within the period ending twelve months after the final distribution of assets. A distribution made after March 31, 1988, pursuant to a Plan termination which occurs without the establishment of a Successor Plan, must be part of a lump sum distribution to the Participant of his or her Vested Account Balance or Accrued Benefit.



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                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

         17.1 VOLUNTARY PLAN. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give to the Employer the right to require the Employee to remain in its employ, nor shall it interfere with the Employee's right to terminate his employment at any time.

         17.2 BENEFITS PAYABLE FROM TRUST. All benefits payable under the Plan shall be paid or provided for solely from the Trust, and the Employer assumes no liability or responsibility therefor.

         17.3 CONTROL OF TEXT. The headings of articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

         17.4 GENDER. Masculine gender shall include the feminine, and the singular shall include the plural unless the context clearly indicates otherwise.



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

         17.5 AFFILIATES. Any Affiliate or subsidiary of the Employer may become a party to this Plan for the purpose of including hereunder as Participants the employees of such Affiliate or subsidiary, but only at the time or times and in the manner and upon the terms and conditions imposed by the Board of Directors of the Employer.

         17.6 FLORIDA LAW. All legal questions pertaining to the Plan and Trust shall be determined in accordance with the laws of the State of Florida except to the extent preempted by ERISA.

         17.7 NONALIENATION OF BENEFITS AND DOMESTIC RELATIONS ORDERS. Any benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to being actually received by the person entitled to receive such benefits. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to receive benefits payable under this Plan shall be void. The Trust Fund shall not be liable in any manner for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to receive benefits under this Plan. Notwithstanding the general nonalienation of benefits provision set forth above, the Plan shall provide for the payment of benefits in accordance with the applicable requirements of a Qualified Domestic Relations Order. For purposes of this paragraph, a "Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement) which:
(i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and (ii) is made pursuant to a state domestic relations law (including a community property law).

         For purposes of this paragraph, a "Qualified Domestic Relations Order" means a Domestic Relations Order, as defined above, entered on or after January 1, 1985 which:

              (a) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan;

              (b) clearly specifies:

                  (i) the name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

                  (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

                  (iii) the number of payments or period to which such order applies, and

                  (iv)  each plan to which such order applies;

              (c) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

              (d) does not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

              (e) does not require payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations order.

         A Domestic Relations order entered before January 1, 1985 shall be treated as a Qualified Domestic Relations Order if payment of benefits pursuant to the order had commenced as of January 1, 1985. A Domestic Relations Order entered before January 1, 1985 pursuant to which payment of benefits had not commenced as of January 1, 1985 shall be treated as a Qualified Domestic Relations Order only if such order meets, or is amended to meet, the requirements of subparagraphs (a) through (e) above.

         In the case of any payment before a Participant has separated from service, a Domestic Relations Order shall not be treated as failing to meet the requirements of subparagraph (c) of this paragraph solely because such order requires that payment of benefits be made to an Alternate Payee (i) on or after the date on which the Participant attains (or would have attained) age fifty
(50), (ii) as if the Participant had retired on the date on which such payment is to begin under such order, and (iii) in any form in which such benefits may be paid under the

Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his subsequent spouse).

         For purposes of this paragraph, the term "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant. In the case of any Domestic Relations Order received by the Plan (i) the Committee shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of a Domestic Relations Order, and (ii) within a reasonable period after receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination. The Committee shall establish a reasonable procedure to determine the qualified status of Domestic Relations Orders, and to administer distributions under such qualified orders. Such procedures (i) shall be in writing, (ii) shall provide for the notification of each person specified in a Domestic Relations Order as entitled to payment of benefits under the Plan (at the address included in the Domestic Relations Order) of such procedures promptly upon receipt by the Plan of the Domestic Relations Order, and (iii) shall permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a Domestic Relations Order. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Committee, or by a court of competent jurisdiction, or otherwise), the Committee shall segregate in a separate account of the Plan, or in an escrow account, the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within eighteen (18) months from the date of receipt of the order (or modification thereof) by the Committee the same is determined to be a Qualified Domestic Relations Order, the Committee shall pay the segregated amount (plus any interest thereon) to the person or persons entitled thereto. If within the eighteen (18) months it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period shall be applied prospectively only. If the Committee or any other Plan fiduciary treats a Domestic Relations Order as being (or not being) a Qualified Domestic Relations Order, or takes action under Section 206(d)(3)(H) of ERISA, then the Plan's obligation to the Participant, a surviving Spouse, and each Alternate Payee shall be discharged to the extent of any payment made.

         17.8 TRANSFER OF ACCOUNT. A Participant who has terminated his or her employment may request, subject to Committee approval, that the Trustee transfer the Participant's Vested Account, to: (i) another trust forming part of a tax-qualified employee benefit plan maintained by such Participant's new employer and meeting the requirements of Section 401(a) of the Code, provided that the trust to which such transfer is made specifically permits the transfer; or (ii) an individual retirement account or individual retirement annuity (as defined in Section 408 of the Code). The Committee may request a legal opinion as to whether the transfer will affect the tax-qualified status of the Plan, particularly where transfers are made on behalf of a Key Employee in a Top-Heavy Plan.

         17.9 ACCEPTANCE OF TRANSFERS AND ROLLOVER CONTRIBUTIONS. The Trustee, subject to Committee approval, may accept funds transferred from another trust forming part of a tax-qualified employee benefit plan or funds qualifying as a rollover contribution under Sections 408(d)(3) or 402(a)(5) of the Code, provided that in the case of a transfer from such a trust, the trust from which such funds are transferred specifically permits the transfer, the trust is not part of a plan to which the requirements of Sections 401(a)(11) and 417 of the Code apply and the Trustee is satisfied that the transfer or rollover contribution will not jeopardize the tax-qualified or exempt


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

status of the Plan or Trust. The Committee shall develop such procedures, and may require such information from an Employee desiring to make any transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this paragraph. The Committee shall maintain a separate, 100% vested account for each Employee on whose behalf a transfer or rollover contribution is accepted, to be called a Rollover Account, which shall receive the amount transferred or rolled over. Such account shall share in the allocation of the net income or net loss of the Trust as provided at paragraph 5.2.

         17.10 INCAPACITY OF PARTICIPANT. If for any reason the Committee shall consider that it is undesirable, because of the physical or other incapacity, incompetency or minority of a Participant or Beneficiary entitled thereto, to make any distribution provided herein directly to such person, the Committee shall have the right to direct the Trustee to pay or apply any such distribution for the benefit of such Participant or Beneficiary in any way that it shall deem advisable or to direct the making of such payments to the guardian of the property of such minor or incompetent appointed in any jurisdiction or to such persons, natural guardian or person with whom such person may reside or to any person furnishing services to such person, who, in the judgment of the Committee, will apply the same for the benefit of the Participant or Beneficiary; provided, however, that no such payments shall be made to an



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

Employer other than in a fiduciary capacity. Any such payment or application for the benefit of a Participant or Beneficiary entitled thereto or to any other person for his or her benefit, shall be a complete discharge of all liability of the Plan and Trustee therefor.

         17.11 LOCATION OF PARTICIPANTS. If the Trustee is unable to make payment to any person to whom a payment is due under the Plan because it cannot ascertain the whereabouts or identity of such person and if more than six (6) years after such payment is due a notice of the payment so due is mailed to the last known address of such person as shown on the records of the Committee, and within three (3) months after such mailing such person has not made written claim therefor, the Committee, after notice to the Employer, may direct the Trustee that such payment and all remaining payments otherwise due to such person be treated as a forfeiture and reallocated among the then Participants in accordance with paragraph 6.2. If the person who cannot be located contacts the Trustee or Committee after the forfeiture has been reallocated, his or her forfeiture shall be reestablished by the Employer so that a distribution can be made to the individual.

         17.12 EXCLUSIVE BENEFIT. It shall be impossible, under any conditions, for any part of the corpus or income of the Trust to be used for, or diverted to, purposes other than the exclusive benefit of the Employees or their Beneficiaries (including the payment of the expenses of the administration of the Plan or of the Trust or both) and the Trust shall continue for such time as may be necessary to accomplish the purposes for which it is created.

         17.13 FIDUCIARY. The Employer shall be the "Named Fiduciary" within the meaning of Section 402 of ERISA. The Employer shall have the power to delegate fiduciary responsibilities. Such delegations may be to the Committee, Employees of the Employer or to other individuals, firms or corporations, all of whom shall serve at the pleasure of the Employer and, if full-time Employees of the Employer, without compensation. Any such person may resign by delivering a written resignation to the Employer. Vacancies created by resignation, death or other cause may be filled by the Employer or the assigned responsibilities may be reabsorbed or redelegated by the Employer. The Employer shall indemnify all of those to whom it delegates fiduciary duties against any and all claims, losses, damages, expenses and liability arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

         17.14 WAIVER OF NOTICE. Any individual which may be entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations prescribe the notice or ERISA specifically or impliedly prohibits such a waiver.

         17.15 MODIFICATION OF PROVISIONS FOR ACQUIRED ENTITIES. Exhibits may be attached hereto which modify some or all of the provisions of this Plan with regard to participants of retirement plans which are consolidated with and into this Plan. In such case the provisions of such exhibit(s) shall govern notwithstanding the provisions set forth in this Plan document.

         IN WITNESS WHEREOF, the Employer and the Trustee have caused this Plan to be executed by their duly authorized officers and their corporate seals to be hereto affixed and attested all as of the day and year first above written.

                                        HUGHES SUPPLY, INC.

(CORPORATE SEAL)
                                        By: /s/
ATTEST:                                    -------------------------------------

                                        Title:  President
                                              ----------------------------------

                                        Date:   3/18/98
/s/ JAY CLARK                                -----------------------------------
----------------------------------
Title: Asst. Secretary
      ----------------------------


                                        SUNTRUST BANK, CENTRAL FLORIDA,
                                        NATIONAL ASSOCIATION

(CORPORATE SEAL)
                                        By: /s/ KARLA B. ENGARD
ATTEST:                                    -------------------------------------

                                        Title:  Vice-President
                                              ----------------------------------

                                        Date:   April 8, 1998
/s/ SUSAN CONERLY                            -----------------------------------
----------------------------------
Title: Vice President
      ----------------------------

                               EXHIBIT "A" TO THE

       HUGHES SUPPLY, INC. CASH OR DEFERRED PROFIT SHARING PLAN AND TRUST

                  (AMENDED AND RESTATED AS OF FEBRUARY 1, 1997)

                       FOR FORMER EMPLOYEES OF J & J, INC.



                                   APPLICATION

     This Exhibit "All shall be effective as of May 31, 1997. For purposes of this Exhibit "A", the term "Former J & J Participant" means a person who was at any time a Participant of the J & J, Inc. 401(k) Plan (the "J & J Plan") provided the individual has an account balance in the J & J Plan as of May
31, 1997 or is entitled by law to have this Plan reestablish a prior forfeiture under the J & J Plan due to reemployment with J & J, Inc., or its successor, after May 31, 1997. This Exhibit "All shall only apply to a Former J & J Participant.


                           Article III, Paragraph 3.1

                            ELIGIBILITY REQUIREMENTS

     In addition to the provisions of Paragraph 3.1 of Article III of the Hughes Supply, Inc. Cash or Deferred Profit Sharing Plan (the "Plan"), each Former J & J Participant who is an active employee on May 31, 1997 shall be a Participant in this Plan on May 31, 1997. In addition, each individual who is an active employee of J & J, Inc. or its successor on May 31, 1997 and who would have become a participant in the J & J Plan on July 1, 1997, shall be a Participant in this Plan on July 1, 1997 provided such employee is still an active employee of J & J, Inc., or any Employer on July 1, 1997. Thereafter, the Entry Dates of February 1 and August 1 pursuant to Section 2.2 of this Plan shall apply beginning with the Entry Date of August 1, 1997.


                           Article III, Paragraph 3.3

                          SERVICE WITH A RELATED ENTITY

         In addition to the provisions of Paragraph 3.3 of the Plan's Article III, each former employee of J & J, Inc. shall receive credit for all past service with J & J, Inc. for purposes of determining the employee's eligibility for entry into the Plan and Years of Vesting Service.

                            Article VI, Paragraph 6.4

                               PRIOR PLAN ACCOUNTS

     In addition to the provisions of Paragraph 6.4 of the Plan's Article VI, to the extent detailed account information is available, each Former J & J Participant's account shall be allocated as follows:

     "Deferred Compensation" to the J &: J Plan, as defined therein plus earnings thereon shall be held in an Elective Contribution account hereunder.

     "Matching Contributions" to the J & J Plan plus earnings thereon shall be held in a Matched Contribution account and hereunder.

     "Employer's Non-Elective Contributions" under the J & J Plan plus earnings thereon shall be held in a Discretionary employer contribution account hereunder.

     "Qualified Non-Elective Contributions" to their J & J Plan plus earnings thereon shall be held in a Restricted Employer Contribution account hereunder.

     "Top Heavy Minimum Contributions" under the J & J Plan plus earnings thereon shall be held in a discretionary employer contribution account hereunder.

     "Transfers from Qualified Plans" to the J & J Plan plus earnings thereon shall be held in a Rollover Contribution account hereunder.


                           Article VII, Paragraph 7.2

                                  VESTING TABLE

     In accordance with the provisions of Paragraph 7.4 and in addition to the provisions of Paragraph 7.2 of the Plan's Article VII, each Former J & J Participant's Vested Percentage under the J & J Plan as of May 31, 1997 shall be recorded and maintained under this Plan as the Minimum Vested Percentage, nonforfeitable at all times, for each Former J & J Participant. Thereafter, the Vested Percentage of each Former J & J Participant shall increase in accordance with the Vesting Table under this Plan.

                           Article VIII, Paragraph 8.1

                          BENEFITS ON NORMAL RETIREMENT

     Notwithstanding the provisions of Paragraph 8.1 of the Plan's Article VIII, Former J & J Participants who would have been entitled to retire with full vesting upon their attainment of age fifty-five (55) under the Early Retirement Date provisions of the J & J Plan shall be entitled to elect distribution of his or her entire account balance upon termination of employment with an Employer after attaining age fifty-five (55) in the manner prescribed in Article XI of this Plan as if he or she had retired hereunder.


                           Article XI, Paragraph 11.4

                                 PAYMENT OPTIONS

     Notwithstanding the provisions of Paragraph 11.4 of the Plan's Article XI, the following provisions apply to each Former J & J Participant from whom the Plan receives a transfer from the J & J Plan: The Trustee must distribute a married or unmarried Participant's nonforfeitable account balance in the form of a qualified joint and survivor annuity, unless the Participant makes a valid waiver election within the 90 day period ending on the "annuity starting date". If, as of the annuity starting date, the Participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable with the Participant's nonforfeitable account balance and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of one hundred percent (100%) of the rate payable to the Participant during his or her lifetime which alternative joint and survivor annuity shall be equal in value to the automatic qualified joint and 50% survivor annuity. If, as of the annuity starting date, the Participant is not married, a qualified joint and survivor annuity is an immediate life annuity for the Participant which is purchasable with the Participant's nonforfeitable account balance. On or before the annuity starting date, the Trustee, without Participant or spousal consent, must pay the Participant's nonforfeitable account balance in a lump sum, in lieu of a qualified joint and survivor annuity, if the Participant's nonforfeitable account balance is not greater than $3,500, for Plan Years ending prior to February 1, 1998, or $5,000 for all Plan Years beginning after January 31, 1998. For purposes of these provisions, "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefits.

     If a married Participant dies prior to his or her annuity starting date, the Trustee must distribute a portion of the Participant's nonforfeitable account balance to the Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Participant has a valid waiver election in effect, or unless the Participant and his or her spouse were not married throughout the one year period ending on the date of his or her death. A preretirement survivor annuity is an annuity which is purchasable with the Participant's Nonforfeitable Accrued Benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. The value of the preretirement survivor annuity is attributable to each type of contribution under the Plan in the same proportion as the Participant's nonforfeitable account balance is attributable to those contributions. The portion of the Participant's nonforfeitable account balance not payable under this paragraph is payable to the Participant's Beneficiary. If the present value of the preretirement survivor annuity does not exceed $3,500, for Plan Years ending prior to February 1, 1998, or $5,000, for all Plan Years beginning after January 31, 1998, the Trustee must make a lump sum distribution to the Participant's surviving spouse on or before the annuity starting date, in lieu of a preretirement survivor annuity.

     If the present value of the preretirement survivor annuity exceeds $3,500, for Plan Years ending prior to February 1, 1998, or $5,000, for Plan Years beginning after January 31, 1998, the Participant's surviving spouse may elect to have the Trustee commence payment of the preretirement survivor annuity at any time following the date of the Participant's death, but not later than the date required to satisfy the mandatory minimum distribution requirements prescribed by Internal Revenue Code Section 401(a)(9). For this purpose only, the forms of payment permitted by Internal Revenue Code Section 401(a)(9) may be elected in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Trustee must distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's death; (ii) the date the Advisory Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.

     If the Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the preretirement survivor annuity, the Trustee will distribute the Participant's nonforfeitable account balance in accordance with the payment options set forth in Paragraph 11.4 of this Plan or the Participant may select an annuity provided the annuity may not be in a form that will provide for payments over a period extending beyond either the life of the Participant or the lives of the Participant and his or her designated Beneficiary, or the life expectancy of the Participant, or the joint and last to die expectancy of the Participant and his or her designated Beneficiary.

     The Trustee will reduce the Participant's nonforfeitable account balance by any security interest held by the Plan by reason of a Participant loan to determine the value of the Participant's Nonforfeitable account balance distributable in the form of a qualified joint and survivor annuity or preretirement survivor annuity. For purposes of applying these provisions, a former spouse shall be treated as the Participant's spouse or surviving spouse to the extent provided under a qualified domestic relations order. The provisions of this section apply separately to the portion of the Participant's nonforfeitable account balance subject to the qualified domestic relations order and to the portion of the Participant's nonforfeitable account balance not subject to that order.

     Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Participant must be provided a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period.

     A married Participant's waiver election is not valid unless (a) the Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity), after the Participant has received the written explanation described in this section, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his or her representative) witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this section apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order.

     The Plan Administrator will accept as valid a waiver election which does not satisfy the spousal consent requirements if it is established that the Participant does not have a spouse, the spouse is not able to be located, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

     A Participant and spouse may waive any notice or election requirement and commence distribution of benefits to the extent allowed by law.

     The Plan Administrator must provide a written explanation of the preretirement survivor annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (2) a reasonable period after an Employee becomes a Participant; (3) a reasonable period after the joint and survivor rules become applicable to the Participant; or (4) a reasonable period after a fully subsidized preretirement survivor annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (1), (2), (3) and (4) do not apply and the Plan Administrator must provide the written explanation within the period beginning one year before and ending one year after the separation from service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required. The Plan does not limit the number of times the Participant may revoke a waiver of the preretirement survivor annuity or make a new waiver during the election period.

     A Participant's waiver election of the preretirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35 and (b) the Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from service prior to the first day of the Plan Year in which he attains age 35, the Plan Administrator will accept a waiver election as respects the Participant's account balance attributable to his or her service prior to his or her separation from service. Furthermore, if a Participant who has not separated from service makes a valid waiver election, except for the timing requirement of clause (a), the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35. A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation described in this section.